Exhibit 4.1

EXECUTION VERSION

HENRY SCHEIN, INC.

$50,000,000 3.79% Series 2010-A Senior Notes due September 2, 2020

$50,000,000 3.45% Series 2012-A Senior Notes due January 20, 2024

$50,000,000 3.00% Series 2012-B Senior Notes due December 24, 2024

$50,000,000 3.19% Series 2014-A Senior Notes due June 2, 2021

$50,000,000 3.42% Series 2017-A Senior Notes due June 16, 2027

$50,000,000 3.32% Series 2018-A Senior Notes due January 2, 2028

$200,000,000 (or the Dollar Equivalent in other Available Currencies) Private Shelf Facility

SECOND AMENDED AND RESTATED MULTICURRENCY

PRIVATE SHELF AGREEMENT

Dated June 29, 2018

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

INFORMATION SCHEDULE – AUTHORIZED OFFICERS

Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Exhibit 1.3(a)	—	Form of Series 2010-A Note

Exhibit 1.3(b)	—	Form of Series 2012-A Note

Exhibit 1.3(c)	—	Form of Series 2012-B Note

Exhibit 1.3(d)	—	Form of Series 2014-A Note

Exhibit 1.3(e)	—	Form of Series 2017-A Note

Exhibit 1.3(f)	—	Form of Series 2018-A Note

Exhibit 1.4	—	Form of Shelf Note

Exhibit 2	—	Form of Request for Purchase

Exhibit 3	—	Form of Confirmation of Acceptance

Exhibit 4.3(a)	—	Form of Officer’s Certificate

Exhibit 4.3(b)	—	Form of Secretary’s Certificate

Exhibit 4.4(a)	—	Form of Opinion of Special Counsel for the Company

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

Exhibit 4.10	—	Form of Confirmation of Subsidiary Guarantee

Exhibit 9.8	—	Form of Subsidiary Guarantee

Schedule 5.4	—	Restrictive Agreements

Schedule 10.1	—	Transactions with Affiliates

Schedule 10.5	—	Existing Liens

Schedule 10.6	—	Existing Indebtedness

Henry Schein, Inc.

135 Duryea Road

Melville, NY 11747

$50,000,000 3.79% Series 2010-A Senior Notes due September 2, 2020

$50,000,000 3.45% Series 2012-A Senior Notes due January 20, 2024

$50,000,000 3.00% Series 2012-B Senior Notes due December 24, 2024

$50,000,000 3.19% Series 2014-A Senior Notes due June 2, 2021

$50,000,000 3.42% Series 2017-A Senior Notes due June 16, 2027

$50,000,000 3.32% Series 2018-A Senior Notes due January 2, 2028

$200,000,000 (or the Dollar Equivalent in other Available Currencies) Private Shelf Facility

June 29, 2018

To	PGIM, Inc. (“Prudential”)

To	EACH OTHER PRUDENTIAL AFFILIATE A PARTY HERETO AND

SUCH OTHER PRUDENTIAL AFFILIATES WHICH BECOME BOUND BY

THIS AGREEMENT AS HEREINAFTER PROVIDED

(each a “Purchaser” and collectively,

the “Purchasers”)

Ladies and Gentlemen:

Henry Schein, Inc., a Delaware corporation (the “Company”), agrees with Prudential and each of the Purchasers as follows:

1.	BACKGROUND; AUTHORIZATION OF ORIGINAL NOTES; AUTHORIZATION OF ISSUE OF SHELF NOTES.

1.1. Background. The Company, Prudential, the Series 2010-A Purchasers, the Series 2012-A Purchasers, the Series 2012-B Purchasers, the Series 2014-A Purchasers, the Series 2017-A Purchasers and the Series 2018-A Purchasers are currently parties to that certain Amended and Restated Private Shelf Agreement, dated September 15, 2017 (the “Original Private Shelf Agreement”), pursuant to which, inter alia, (a) the Company issued and sold to the Series 2010-A Purchasers, and the Series 2010-A Purchasers purchased from the Company, the Company’s 3.79% Series 2010-A Senior Notes due September 2, 2020, in the original aggregate principal amount of $50,000,000 (the “Original Series 2010-A Notes”), (b) the Company issued and sold to the Series 2012-A Purchasers, and the Series 2012-A Purchasers purchased from the Company, the Company’s 3.45% Series 2012-A Senior Notes due January 20, 2024, in the original aggregate principal amount of $50,000,000 (the “Original Series 2012-A Notes”), (c) the Company issued and sold to the Series 2012-B Purchasers, and the Series

2012-B Purchasers purchased from the Company, the Company’s 3.00% Series 2012-B Senior Notes due December 24, 2024, in the original aggregate principal amount of $50,000,000 (the “Original Series 2012-B Notes”), (d) the Company issued and sold to the Series 2014-A Purchasers, and the Series 2014-A Purchasers purchased from the Company, the Company’s 3.19% Series 2014-A Senior Notes due June 2, 2021, in the original aggregate principal amount of $50,000,000 (the “Original Series 2014-A Notes”), (e) the Company issued and sold to the Series 2017-A Purchasers, and the Series 2017-A Purchasers purchased from the Company, the Company’s 3.42% Series 2017-A Senior Notes due June 16, 2027, in the original aggregate principal amount of $50,000,000 (the “Original Series 2017-A Notes”), and (f) the Company issued and sold to the Series 2018-A Purchasers, and the Series 2018-A Purchasers purchased from the Company, the Company’s 3.32% Series 2018-A Senior Notes due January 2, 2028, in the original aggregate principal amount of $50,000,000 (the “Original Series 2018-A Notes” and, together with the Original Series 2010-A Notes, the Original Series 2012-A Notes, the Original Series 2012-B Notes, the Original Series 2014-A Notes and the Original Series 2017-A Notes, collectively, the “Original Notes”).

1.2. Amendment and Restatement of Original Private Shelf Agreement.

(a) Effective upon the Restatement Date and subject to the satisfaction of the conditions precedent in Section 4, the parties hereto hereby agree that this Agreement shall, and hereby does, amend, restate and replace in its entirety the Original Private Shelf Agreement which, as so amended and restated by this Agreement, continues in full force and effect without rescission or novation thereof. The parties hereto hereby acknowledge and agree that the amendments to the Original Private Shelf Agreement set forth herein could have been effected through an agreement or instrument amending such agreement, and for convenience, the parties hereto have agreed to restate the terms and provisions of the Original Private Shelf Agreement, as amended hereby, pursuant to this Agreement. Effective upon the Restatement Date, the Original Private Shelf Agreement will no longer have any notes outstanding (all of the Notes being outstanding under this Agreement effective on such date).

(b) Notwithstanding the foregoing, the representations and warranties of the Company set forth in Section 5 of the Original Private Shelf Agreement shall be deemed to survive the amendment and restatement of the Original Private Shelf Agreement, and the representations and warranties of the Company set forth in Section 5 of this Agreement shall be deemed to be additional representations and warranties of the Company made as of the date of this Agreement. Further, the representations and warranties of the Original Purchasers set forth in Section 6 of the Original Private Shelf Agreement shall be deemed to survive the amendment and restatement of the Original Private Shelf Agreement.

1.3. Amendment and Restatement of Original Notes.

(a) The Company hereby agrees, and subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, each Series 2010-A Purchaser, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Original Series 2010-A Notes, effective as of the Restatement Date, on the terms set forth in this Section 1.3(a). Each Original Series 2010-A Note is hereby and shall be deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit 1.3(a) (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2010-A Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Original Series 2010-A Note shall remain the same; provided, however, at the request of any Series 2010-A Purchaser, the Company shall execute and deliver a new Series 2010-A Note or Series 2010-A Notes in the form of such Exhibit 1.3(a) in exchange for its Original Series 2010-A Note, registered in the name of such holder, in the aggregate principal amount of the Series 2010-A Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Original Series 2010-A Notes or dated the date of such holder’s Original Series 2010-A Notes if no interest shall have been paid thereon.

(b) The Company hereby agrees, and subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, each Series 2012-A Purchaser, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Original Series 2012-A Notes, effective as of the Restatement Date, on the terms set forth in this Section 1.3(b). Each Original Series 2012-A Note is hereby and shall be deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit 1.3(b) (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2012-A Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Original Series 2012-A Note shall remain the same; provided, however, at the request of any Series 2012-A Purchaser, the Company shall execute and deliver a new Series 2012-A Note or Series 2012-A Notes in the form of such Exhibit 1.3(b) in exchange for its Original Series 2012-A Note, registered in the name of such holder, in the aggregate principal amount of the Series 2012-A Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Original Series 2012-A Notes or dated the date of such holder’s Original Series 2012-A Notes if no interest shall have been paid thereon.

(c) The Company hereby agrees, and subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, each Series 2012-B Purchaser, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Original Series 2012-B Notes, effective as of the Restatement Date, on the terms set forth in this Section 1.3(c). Each Original Series 2012-B Note is hereby and shall be deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit 1.3(c) (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2012-B Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Original Series 2012-B Note shall remain the same; provided, however, at the request of any Series 2012-B Purchaser, the Company shall execute and deliver a new Series 2012-B Note or Series 2012-B Notes in the form of such Exhibit 1.3(c) in exchange for its Original Series 2012-B Note, registered in the name of such holder, in the aggregate principal amount of the Series 2012-B Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Original Series 2012-B Notes or dated the date of such holder’s Original Series 2012-B Notes if no interest shall have been paid thereon.

(d) The Company hereby agrees, and subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, each Series 2014-A Purchaser, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Original Series 2014-A Notes, effective as of the Restatement Date, on the terms set forth in this Section 1.3(d). Each Original Series 2014-A Note is hereby and shall be deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit 1.3(d) (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2014-A Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Original Series 2014-A Note shall remain the same; provided, however, at the request of any Series 2014-A Purchaser, the Company shall execute and deliver a new Series 2014-A Note or Series 2014-A Notes in the form of such Exhibit 1.3(d) in exchange for its Original Series 2014-A Note, registered in the name of such holder, in the aggregate principal amount of the Series 2014-A Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Original Series 2014-A Notes or dated the date of such holder’s Original Series 2014-A Notes if no interest shall have been paid thereon.

(e) The Company hereby agrees, and subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, each Series 2017-A Purchaser, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Original Series 2017-A Notes, effective as of the Restatement Date, on the terms set forth in this Section 1.3(e). Each Original Series 2017-A Note is hereby and shall be deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit 1.3(e) (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2017-A Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Original Series 2017-A Note shall remain the same; provided, however, at the request of any Series 2017-A Purchaser, the Company shall execute and deliver a new Series 2017-A Note or Series 2017-A Notes in the form of such Exhibit 1.3(e) in exchange for its Original Series 2017-A Note, registered in the name of such holder, in the aggregate principal amount of the Series 2017-A Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Original Series 2017-A Notes or dated the date of such holder’s Original Series 2017-A Notes if no interest shall have been paid thereon.

(f) The Company hereby agrees, and subject to the satisfaction of the conditions precedent set forth in Section 4 of this Agreement, each Series 2018-A Purchaser, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Original Series 2018-A Notes, effective as of the Restatement Date, on the terms set forth in this Section 1.3(f). Each Original Series 2018-A Note is hereby and shall be deemed to be, automatically and without any further action, amended and restated in its entirety in the form of Exhibit 1.3(f) (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series 2018-A Notes”, such term to include any such notes issued in substitution, replacement or exchange therefore pursuant to Section 13), except that the payee, date, registration number and principal amount set forth in each Original Series 2018-A Note shall remain the same; provided, however, at the request of any Series 2018-A Purchaser, the Company shall execute and deliver a new Series 2018-A Note or Series 2018-A Notes in the form of such Exhibit 1.3(f) in exchange for its Original Series 2018-A Note, registered in the name of such holder, in the aggregate principal amount of the Series 2018-A Notes owing to such holder on the date hereof and dated the date of the last interest payment made to such holder in respect of its Original Series 2018-A Notes or dated the date of such holder’s Original Series 2018-A Notes if no interest shall have been paid thereon.

1.4. Authorization of Shelf Notes. The Company may, from time to time, authorize the issue of its senior promissory notes (the “Shelf Notes”, such term to include any such notes issued in substitution thereof pursuant to Section 13) in an aggregate principal amount not to exceed $200,000,000 (or the Dollar Equivalent in other Available Currencies), to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 15 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 12 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to Section 2.5, to be substantially in the form of Exhibit 1.4 attached hereto. The terms “Note” and “Notes” as used herein shall include the Series 2010-A Notes, the Series 2012-A Notes, the Series 2012-B Notes, the Series 2014-A Notes, the Series 2017-A Notes, the Series 2018-A Notes and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment dates, (vi) the same interest payment periods, (vii) the same currency specification, and (viii) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note’s ultimate predecessor Note was issued), are herein called a “Series” of Notes. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.	SALE AND PURCHASE OF SHELF NOTES.

2.1. Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the “Facility”. At any time, the aggregate principal amount of Shelf Notes stated in Section 1.4, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement after the Restatement Date, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time. For purposes of the preceding sentence, all aggregate principal amounts of Shelf Notes and Accepted Notes shall be calculated in Dollars; with respect to any Shelf Notes denominated or Accepted Notes to be denominated in any Available Currency other than Dollars, the Dollar Equivalent of such Shelf Notes or Accepted Notes shall be used for such calculation. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES BY PRUDENTIAL AFFILIATES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

2.2. Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) September 15, 2020 and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the “Issuance Period”.

2.3. Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a “Request for Purchase”). Each Request for Purchase shall be made to Prudential by fax, email or overnight delivery service, and shall (i) specify the currency (which shall be an Available Currency) of the Shelf Notes covered thereby, (ii) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 (or its equivalent in another Available Currency) and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (iii) specify the principal amounts, final maturities and principal prepayment dates and amounts of the Shelf Notes covered thereby, (iv) specify the use of proceeds of such Shelf Notes, (v) specify whether interest payments are to be made quarterly or semi-annually, (vi) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 30 days after the making of such Request for Purchase, (vii) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (viii) certify that the representations and warranties contained in Section 5 are true in all material respects on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (ix) be substantially in the form of Exhibit 2 attached hereto. Each Request for Purchase shall be in writing signed by the Company and shall be deemed made when received by Prudential.

2.4. Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to Section 2.3, Prudential may, but shall be under no obligation to, provide to the Company by telephone, fax or e-mail, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several currencies, principal amounts, maturities and principal prepayment schedules and interest payment periods (whether quarterly or semi-annually) of Shelf Notes specified in such Request for Purchase (each such interest rate quote provided in response to a Request for Purchase herein called a “Quotation”). Each Quotation shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

2.5. Acceptance. Within the Acceptance Window, an Authorized Officer of the Company may, subject to Section 2.6, elect to accept on behalf of the Company a Quotation as to the aggregate principal amount of the Shelf Notes specified in the related Request for Purchase (each such Shelf Note being herein called an “Accepted Note” and such acceptance being herein called an “Acceptance”). The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the “Acceptance Day” for such Accepted Notes. Any Quotation as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on any such expired Quotation. Subject to Section 2.6 and the other terms and conditions hereof, the Company agrees to sell to a Prudential Affiliate, and Prudential agrees to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes, which purchase price shall be paid in the currency in which such Notes are denominated. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit 3 attached hereto (herein called a “Confirmation of Acceptance”). If the Company should fail to execute and return to Prudential within three Business Days following the Company’s receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to Prudential’s receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

2.6. Market Disruption. Notwithstanding the provisions of Section 2.5, any Quotation provided pursuant to Section 2.4 shall expire if, prior to the time an Acceptance with respect to such Quotation shall have been notified to Prudential in accordance with Section 2.5, (i) in the case of any Shelf Notes to be denominated in Dollars, the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, or (ii) in the case of Shelf Notes to be denominated in a currency other than Dollars, the markets for the relevant government securities (which in the case of the Euro, shall be the German Bund)

or the Euro Mid-Swap or the spot and forward currency market, the financial futures market or the interest rate swap market shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading. No purchase or sale of Shelf Notes hereunder shall be made based on such expired Quotation. If the Company thereafter notifies Prudential of the Acceptance of any such Quotation, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this Section 2.6 are applicable with respect to such Acceptance.

2.7. Fees.

(a) Structuring Fee. In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the “Structuring Fee”) as mutually agreed upon.

(b) Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note on the Cancellation Date or actual closing date of such purchase and sale, an amount (herein called the “Delayed Delivery Fee”) equal to:

(A) in the case of an Accepted Note denominated in Dollars, the product of (1) the amount determined by Prudential to be the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the investment rate per annum on an alternative Dollar investment of the highest quality selected by Prudential and having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day from time to time fixed for the delayed delivery of such Accepted Note, (2) the principal amount of such Accepted Note, and (3) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360; and

(B) in the case of an Accepted Note denominated in a currency other than Dollars, the sum of (1) the product of (x) the amount by which the bond equivalent yield per annum of such Accepted Note exceeds the arithmetic average of the Overnight Interest Rates on each day from and including the original Closing Day for such Accepted Note, (y) the principal amount of such Accepted Note, and (z) a fraction the numerator of which is equal to the number of actual days elapsed from and including the original Closing Day for such Accepted Note to but excluding the date of such payment, and the denominator of which is 360 (in case of any Accepted Note denominated in Euros or Australian Dollars) or 365 (in the case of any Accepted Note denominated in British Pounds) and (2) the costs and expenses (if any) reasonably incurred by such Purchaser or its affiliates with respect to any interest rate, currency exchange or similar agreement entered into by the Purchaser or any such affiliate in connection with the delayed closing of such Accepted Notes.

In no case shall the Delayed Delivery Fee be less than zero. The Delayed Delivery Fee described in clause (B) above shall be paid in the currency in which the Accepted Notes are denominated. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with Section 3.2.

(c) Cancellation Fee. If, on or after the Acceptance Day, the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of Section 2.5 or the penultimate sentence of Section 3.2 that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the “Cancellation Date”), the Company will pay to each Purchaser which shall have agreed to purchase such Accepted Note no later than one Business Day after the Cancellation Date in immediately available funds an amount (the “Cancellation Fee”) equal to:

(A) in the case of an Accepted Note denominated in Dollars, the product of (1) the principal amount of such Accepted Note and (2) the quotient (expressed in decimals) obtained by dividing (y) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (z) such bid price, with the foregoing bid and ask prices as reported on the Bridge\Telerate Service, or if such information ceases to be available on the Bridge\Telerate Service, any publicly available source of such market data selected by Prudential, and rounded to the second decimal place; and

(B) in the case of an Accepted Note denominated in a currency other than Dollars, the aggregate of all unwinding costs reasonably incurred by such Purchaser or its affiliates on positions executed by or on behalf of such Purchaser or such affiliates in connection with the proposed lending in such currency and setting the coupon in such currency, including replacement positions entered into for purposes of achieving short form hedge account treatment under FAS133, provided, however, that any gain realized upon the unwinding of any such positions shall be offset against any such unwinding costs. Such positions include (without limitation) currency and interest rate swaps, futures and forwards, government bond (including U.S. Treasury bond) hedges and currency exchange contracts, all of which may be subject to substantial price volatility. Such costs may also include (without limitation) losses incurred by such Purchaser or its affiliates as a result of fluctuations in exchange rates. All unwinding costs incurred by such Purchaser shall be determined by Prudential or its affiliate in accordance with generally accepted financial practice.

In no case shall the Cancellation Fee be less than zero.

3.	CLOSING.

3.1. Facility Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor, New York, NY 10036, Attention: Law Department, or at such other place pursuant to the written directions of Prudential to the Company, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser’s name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account specified in the Request for Purchase of such Notes. The Restatement Closing and each Shelf Closing are hereafter sometimes each referred to as a “Closing”.

3.2. Rescheduled Facility Closings. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 2:00 P.M., New York City local time, on such scheduled Closing Day notify

Prudential (which notification shall be deemed received by each Purchaser) in writing whether (a) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the “Rescheduled Closing Day”)) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in Section 4 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with Section 2.7(b) or (b) such closing is to be canceled. If a Rescheduled Closing Day is established in respect of Notes denominated in a currency other than Dollars, such Notes shall have the same maturity date, principal prepayment dates and amounts and interest payment dates as originally scheduled. In the event that the Company shall fail to give such notice referred to in the second preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 2:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

4.	CONDITIONS TO CLOSING.

The obligations of Prudential and the Original Purchasers to enter into this Agreement to amend and restate the Original Private Shelf Agreement and the Original Notes and to make the Facility Available to the Company is subject to the satisfaction, on or before the Restatement Date, of the conditions set forth in this Section 4 (other than the conditions set forth in Sections 4.3(b), 4.4, 4.5, and 4.8 and 4.10). Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing for such Notes is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at such Closing, of the conditions set forth in this Section 4 (other than the condition set forth in Section 4.11).

4.1. Representations and Warranties.

The representations and warranties of the Company in this Agreement shall be correct in all material respects when made and at the time of the applicable Closing (except (i) to the extent of changes caused by the transactions herein contemplated and (ii) with respect to Section 5.8, as disclosed in the Company’s Quarterly Report on Form 10-Q or in the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission and provided to Prudential and each holder of Notes that is an Institutional Investor at least five Business Days prior to the date when such representation and warranty is made).

4.2. Performance; No Default.

The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and after giving effect to the issue and sale of the Notes (in the case of any Closing other than the Restatement Closing) (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled, in the form attached hereto as Exhibit 4.3(a).

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the date of such Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement, in the form attached hereto as Exhibit 4.3(b).

4.4. Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of such Closing (a) from Proskauer Rose LLP, counsel for the Company, substantially in the form set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Morgan, Lewis & Bockius LLP (or such other special counsel designated by Prudential), the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5. Purchase Permitted By Applicable Law, Etc.

On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

4.6. Exchange of Original Notes; Sale of Other Notes.

(a) Exchange of Original Notes. In the case of the Restatement Closing, each Original Purchaser shall have received, if requested, the replacement Notes to be delivered to such Original Purchaser pursuant to Section 1.3.

(b) Sale of Other Notes. In the case of any Closing (other than the Restatement Closing), contemporaneously with such Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in the applicable Confirmation of Acceptance.

4.7. Payment of Fees.

(a) Without limiting the provisions of Section 15.1, the Company shall have paid to Prudential and each Purchaser on or before such Closing any fees due it pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to Section 2.7(a) and any Delayed Delivery Fee due pursuant to Section 2.7(b); the Structuring Fee being due and payable on the date hereof.

(b) Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing reasonable, documented and invoiced fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such Closing.

4.8. Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for such Notes.

4.9. Changes in Corporate Structure.

Following the date of the most recent financial statements referred to in Section 5.5, except as otherwise permitted pursuant to Section 10.2, the Company shall not have changed its jurisdiction of incorporation or organization, as applicable, and prior to the Restatement Closing, except as provided in Section 10.2, the Company shall not have been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity.

4.10. Subsidiary Guarantees.

Each Subsidiary Guarantor at the time of each Closing shall have delivered to Prudential a confirmation of subsidiary guarantee substantially in the form of Exhibit 4.10 hereto executed by each such Subsidiary Guarantor.

4.11. Amendment and Restatement of Other Shelf Agreements.

Prudential and each Original Purchaser shall have received executed copies of the New York Life Shelf Agreement and the MetLife Shelf Agreement, in each case, in form and substance satisfactory to Prudential and such Original Purchaser.

4.12. Proceedings and Documents.

All corporate authorizations by the Company required for the transactions contemplated by this Agreement and for the execution of all documents and instruments required to consummate such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Purchasers and the holders of the Notes recognize and acknowledge that the Company may supplement the following representations and warranties in this Section 5, including the Schedules related thereto, pursuant to a Request for Purchase; provided that no such supplement to any representation or warranty applicable to any particular Closing Day shall change or otherwise modify or be deemed or construed to change or otherwise modify any representation or warranty given on any other Closing Day or any determination of the falseness or inaccuracy thereof pursuant to Section 11(e). The Company represents and warrants to each Purchaser that:

5.1. Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation, where legally applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority, in all material respects, to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2. Authorization, Etc.

This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3. Disclosure.

This Agreement and the documents, certificates or other writings (including the financial statements described in Section 5.5 and the financial statements provided pursuant to the terms hereof) delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby (this Agreement and such documents, certificates or other writings and financial statements delivered to each Purchaser prior to the applicable Closing Day being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since the end of the most recent fiscal year for which audited financial statements have been furnished there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse

Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. For the purposes of this Section 5.3, the Disclosure Documents shall be deemed to include all filings made with, or furnished to, the Securities and Exchange Commission by the Company pursuant to sections 13 or 15(d) of the Exchange Act, and the Company shall be deemed to have made delivery of any such Disclosure Document if it shall have timely made such Disclosure Document available on the Securities and Exchange Commission’s Electronic Data Gathering Analysis, and Retrieval system, or its successor thereto (“EDGAR”).

5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority, in all material respects, to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts.

(b) No Subsidiary is a party to, or otherwise subject to any Material legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4, organizational documents of Subsidiaries that are joint ventures to the extent such documents restrict the ability of such Subsidiaries to pay dividends or make similar distributions, agreements governing Indebtedness of Subsidiaries that are joint ventures owed to the Company or any other lender provided the Company is the administrative agent (or equivalent role) thereunder to the extent such agreements restrict the ability of such Subsidiaries to pay dividends or make similar distributions, and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5. Financial Statements; Material Liabilities.

The Company has delivered to each Original Purchaser and each Purchaser of any Accepted Notes the following financial statements identified by a principal financial officer of the Company: (i) consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries as at the last day of each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidating and consolidated statements of operations, cash flows and stockholders’ equity of the Company and its consolidated Subsidiaries for each such year, all reported on by BDO Seidman, LLP and (ii) consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidating and consolidated statements of operations, cash flows and stockholders’ equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods indicated and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal, recurring, year-end audit adjustments and the absence of GAAP notes thereto). The Company shall be deemed to satisfy the delivery requirements of this Section 5.5 if the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, each prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, are made available on EDGAR.

5.6. Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company of this Agreement and the Notes will not:

(a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, (i) the corporate charter or by-laws of the Company or any Subsidiary, or (ii) any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected;

(b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary; or

(c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary,

except for any such contravention, breach, default, creation of a Lien, conflict or violation described in any of clauses (b), and (c) above which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.7. Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes, except such filings as might be required to perfect any Liens granted to the holders of the Notes.

5.8. Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority (i) with respect to any of the Financing Documents or any of the transactions contemplated hereby or thereby, or (ii) as to which (x) there is a reasonable likelihood of an adverse determination and (y) that, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9. Taxes.

The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.

5.10. Title to Property; Leases.

Each of the Company and its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary and used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.11. Licenses, Permits, Etc.

(a) The Company and its Subsidiaries own or possess in all material respects all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others except for such conflicts as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person in any respect that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(c) To the best knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.12. Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 430 or 436 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that could reasonably be expected to result in a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or has otherwise been disclosed in the most recent audited financial statements.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

5.13. Private Offering by the Company.

Prior to such Closing Day, neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

5.14. Use of Proceeds; Margin Regulations.

The proceeds of the sale of the Original Notes were used as set forth in the applicable Request for Purchase (as defined in the Original Private Shelf Agreement or the Initial Private Shelf Agreement, as applicable). The Company will apply the proceeds of the sale of the Shelf Notes as set forth in the applicable Request for Purchase. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15. Existing Indebtedness.

Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by Section 10.6.

5.16. Foreign Assets Control Regulations, Etc.

(a) Neither the Company nor any Subsidiary (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Company nor any Subsidiary (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Subsidiary, directly or, to the knowledge of the Company, indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any applicable U.S. Economic Sanctions Laws or (C) otherwise in violation of any applicable U.S. Economic Sanctions Laws;

(ii) will be used, directly or, to the knowledge of the Company, indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d) The Company has implemented and maintains in effect policies and procedures designed to ensure that the Company and each Subsidiary is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

5.17. Status under Certain Statutes.

Neither the Company nor any Subsidiary is governed by the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18. Environmental Matters.

(a) Neither the Company nor any Subsidiary has actual knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has actual knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from or occurring on real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

(d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19. Ranking of Obligations.

The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

6.	REPRESENTATIONS OF THE PURCHASERS.

6.1. Purchase for Investment.

Each Purchaser severally represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act and that (a) in the case of any Purchaser (other than an Original Purchaser), it is purchasing the Notes purchased by it hereunder, and (b) in the case of an Original Purchaser, it purchased the Original Notes purchased by it under the Original Private Shelf Agreement or the Initial Private Shelf Agreement, as applicable, in each case, for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust fund’s property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to and has no intention to register the Notes.

6.2. Source of Funds.

At least one of the following statements was as of the date of the purchase of the applicable Original Notes an accurate representation as to each source of funds (a “Source”) used by such Original Purchaser to pay the entire purchase price of such Original Notes purchased by such Original Purchaser under the Original Private Shelf Agreement or the Initial Private Shelf Agreement, as applicable, and each Purchaser (other than an Original Purchaser) severally represents that at least one of the following statements is an accurate representation as to each Source to be used by such Purchaser to pay the entire purchase price of the Notes to be purchased by it hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM

(applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d) of the INHAM Exemption) owns a 10% or more interest in the Company (as determined under Part IV(d) of the INHAM Exemption, as amended effective April 1, 2011) and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.	INFORMATION AS TO COMPANY.

7.1. Financial and Business Information.

The Company shall deliver to Prudential and each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — promptly after the same are available and in any event within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year) (or, to the extent the Company is a reporting company under the Securities Act, such shorter period as shall be required under the applicable rules of the Securities and Exchange Commission for the filing of its quarterly report on Form 10-Q), duplicate copies of

(i) consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of each such quarter, and

(ii) consolidated and consolidating statements of operations and of cash flows of the Company and its consolidated Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal, recurring, year-end audit adjustments and the absence of GAAP notes thereto;

(b) Annual Statements — promptly after the same are available, and in any event within 90 days after the end of each fiscal year of the Company (or, to the extent the Company is a reporting company under the Securities Act, such shorter period as shall be required under the applicable rules of the Securities and Exchange Commission for the filing of its annual report on Form 10-K), duplicate copies of

(i) consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at the end of such year, and

(ii) consolidated and consolidating statements of operations and stockholders’ equity and of cash flows of the Company and its consolidated Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by, in respect of such financial statements of the Company and its consolidated Subsidiaries:

(A) an opinion thereon of BDO Seidman, LLP or any other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Holders, which opinion shall not contain any qualification arising out of the scope of the audit and shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

(B) an executive summary of the management letter prepared by such accountants; provided, however, that if a Default or Event of Default shall have occurred and shall be continuing, the full text of such management letter shall be provided to Prudential and each holder of Notes that is an Institutional Investor, and

(C) a certificate of such accountants stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default – promptly, and in any event within five Business Days after a Responsible Officer obtaining actual knowledge of the existence of any Default or Event of Default or that any applicable creditor has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) Employee Benefit Matters – promptly, and in any event within fifteen days after a Responsible Officer obtaining actual knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Material Adverse Effect – promptly, and in any event within five Business Days of a Responsible Officer obtaining actual knowledge of any development that results in, or could reasonably be expected to result in, a Material Adverse Effect, a written notice setting forth the nature thereof and the action, if any, that the Company proposes to take with respect thereto; and

(h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

The Company shall have satisfied the reporting obligations under clauses (a), (b) and (c) of this Section 7.1 if it shall have made the information required by such clauses available on EDGAR in accordance with the time periods specified in such clauses.

7.2. Officer’s Certificate.

Each set of financial statements delivered to Prudential or a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — (i) the information required in order to establish whether the Company was in compliance with the requirements of Section 10.9 (including reasonably detailed calculations) and (ii) a certification by the Senior Financial Officer that the Company was in compliance with the requirements of Section 10.5(o), Section 10.6(a) and (b)(vi) and Section 10.7(g)(iii) during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, if requested, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a reasonable and customary review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3. Visitation.

The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company during regular business hours, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; provided that each holder of Notes that is an Institutional Investor shall make reasonable efforts to coordinate any such visit with Prudential and any other holder of Notes that is an Institutional Investor such that each holder will attempt to conduct its visit during the same period of time as other holders conducting visits; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

7.4. Limitation on Disclosure Obligation.

The Company shall not be required to disclose the following information pursuant to Section 7.1(c), 7.1(h) or 7.3:

(a) information that the Company determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 20, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b) information that, notwithstanding the confidentiality requirements of Section 20, the Company is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Company and not entered into in contemplation of this clause (b), provided that the Company shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Company has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Company will provide such holder with a written opinion of counsel (which may be addressed to the Company) relied upon as to any requested information that the Company is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

8.	PAYMENT AND PREPAYMENT OF THE NOTES.

8.1. Maturity.

(a) Series 2010-A Notes. As provided therein, the entire principal balance of each Series 2010-A Note shall be due and payable on the maturity date thereof.

(b) Series 2012-A Notes. As provided therein, the entire principal balance of each Series 2012-A Note shall be due and payable on the maturity date thereof.

(c) Series 2012-B Notes. As provided therein, the entire principal balance of each Series 2012-B Note shall be due and payable on the maturity date thereof.

(d) Series 2014-A Notes. As provided therein, the entire principal balance of each Series 2014-A Note shall be due and payable on the maturity date thereof.

(e) Series 2017-A Notes. As provided therein, the entire principal balance of each Series 2017-A Note shall be due and payable on the maturity date thereof.

(f) Series 2018-A Notes. As provided therein, the entire principal balance of each Series 2018-A Note shall be due and payable on the maturity date thereof.

(g) Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series, provided that upon any partial prepayment of the Shelf Notes of any Series pursuant to Section 8.2, 8.7 or 8.8, the principal amount of each required prepayment of the Shelf Notes of such Series becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Shelf Notes of such Series is reduced as a result of such prepayment.

8.2. Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of Notes, in a principal amount of (a) $1,000,000 or any integral multiple of $100,000 in excess thereof, in the case of Notes denominated in Dollars, (b) €1,000,000 or any integral multiple of €100,000 in excess thereof, in the case of Notes denominated in Euros, (c) £1,000,000 or any integral multiple of £100,000 in excess thereof, in the case of Notes denominated in British Pounds, and (d) A$1,000,000 or any integral multiple of A$100,000 in excess thereof, in the case of Notes denominated in Australian Dollars, in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of the Series of Notes to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Series of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3. Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes of any Series pursuant to Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4. Maturity; Surrender, Etc.

In the case of each prepayment of Notes of any Series pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5. Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6. Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Applicable Percentage” means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2, Section 8.7 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Implied Rate Australian Dollar Yield” means, with respect to the Called Principal of any Note denominated in Australian Dollars, the yield to maturity implied by (i) the ask-side yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXAU” on Bloomberg Financial Markets (or such other display as may replace “Page PXAU” on Bloomberg Financial Markets) for the actively traded benchmark Australian Government bonds having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields for such securities as determined by Recognized Australian Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice, and (b) interpolating linearly between (1) the actively traded benchmark Australian Government bonds with the maturity closest to and greater than the Remaining Average Life of such Called Principal, and (2) the actively traded benchmark Australian Government bonds with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Implied Rate British Pound Yield” means, with respect to the Called Principal of any Note denominated in British Pounds, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated “Page PXUK” on Bloomberg Financial Markets (or such other display as may replace “Page PXUK” on Bloomberg Financial Markets) for actively traded gilt-edged securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized British Government Bond Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded gilt-edged security with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the actively traded gilt-edged security with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Implied Rate Dollar Yield” means, with respect to the Called Principal of any Note denominated in Dollars, the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding sentence, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.

“Implied Rate Euro Yield” means, with respect to the Called Principal of any Note denominated in Euros, the yield to maturity implied by (i) the ask-side yields reported, as of 10:00 A.M. (New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PXGE” on Bloomberg Financial Markets (or such other display as may replace “Page PXGE” on Bloomberg Financial Markets) for the benchmark German Bund having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported are not ascertainable, the average of the ask-side yields as determined by Recognized German Bund Market Makers. Such implied yield will be determined, if necessary, by (a) converting quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the benchmark German Bund with the maturity closest to and greater than the Remaining Average Life of such Called Principal and (2) the benchmark German Bund with the maturity closest to and less than the Remaining Average Life of such Called Principal.

“Recognized Australian Government Bond Market Makers” means two internationally recognized dealers of Australian Government bonds reasonably selected by Prudential.

“Recognized British Government Bond Market Makers” means two internationally recognized dealers of gilt edged securities reasonably selected by Prudential.

“Recognized German Bund Market Makers” means two internationally recognized dealers of German Bunds reasonably selected by Prudential.

“Reinvestment Yield” means, with respect to the Called Principal of any Note denominated in (i) Dollars, the Applicable Percentage plus the Implied Rate Dollar Yield, (ii) Euros, the Applicable Percentage plus the Implied Rate Euro Yield, (iii) British Pounds, the Applicable Percentage plus the Implied Rate British Pound Yield, and (iv) Australian Dollars, the Applicable Percentage plus the Implied Rate Australian Dollar Yield. The Reinvestment Yield will be rounded to that number of decimals as appears in the coupon for the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.7, Section 8.8 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2, Section 8.7 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.7. Prepayment on a Change in Control.

(a) The Company shall, promptly upon any Responsible Officer obtaining actual knowledge of the occurrence of a Change in Control, give written notice of such fact (the “Company Notice”) to all holders of the Notes. The Company Notice shall (i) describe the facts and circumstances of such Change in Control in reasonable detail, (ii) refer to this Section 8.7 and the rights of the holders hereunder and state that a Change in Control has occurred, (iii) contain an offer by the Company to prepay the entire unpaid principal amount of Notes held by each holder, together with interest thereon to the prepayment date selected by the Company with respect to each Note, plus the Make-Whole Amount with respect thereto, which prepayment shall be on a date specified in the Company Notice and which date shall be a Business Day not less than 30 days and not more than 45 days after such Company Notice is given, (iv) request each holder to notify the Company in writing by a stated date (the “Change in Control Response Date”), which date is not less than 30 days after such holder’s receipt of the Company Notice, of its acceptance or rejection of such prepayment offer and (v) be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such Company Notice were the date of the prepayment), setting forth the details of such computation. If a holder does not notify the Company as provided above, then the holder shall be deemed to have accepted such offer.

(b) Two Business Days prior to the prepayment date specified in the Company Notice, the Company shall deliver to each holder of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the prepayment date.

(c) On the prepayment date specified in the Company Notice, the entire unpaid principal amount of the Notes held by each holder of Notes who has accepted such prepayment offer (in accordance with paragraph (a) above), together with interest thereon to the prepayment date with respect to each such Note and the Make-Whole Amount with respect thereto shall become due and payable.

8.8. Prepayment in Connection with a Disposition.

(a) If the Company elects to prepay the Notes pursuant to Section 10.7 in connection with any Disposition, the Company shall give written notice of such prepayment (a “Disposition Prepayment Notice”) to each holder of a Note, which Disposition Prepayment Notice shall (i) describe the facts and circumstances of such Disposition in reasonable detail, (ii) refer to this Section 8.8 and the rights of the holders of Notes hereunder, (iii) identify a date, which shall be no more than 60 days and not less than 5 Business Days after the date of the Disposition Prepayment Notice, on which the Company shall prepay the Pro Rata Portion of the unpaid principal amount of the Notes issued by the Company and held by such holder, together with interest thereon to the prepayment date and Make-Whole Amount, if any (showing in such Disposition Prepayment Notice the amount of the prepayment, the interest and an estimate of the Make-Whole Amount which would be paid on such prepayment date (calculated as if the date of such Disposition Prepayment Notice was the date of prepayment)).

(b) On the prepayment date specified in the Disposition Prepayment Notice, the appropriate portion of unpaid principal amount of the Notes held by each holder of a Note, together with the accrued and unpaid interest thereon to the prepayment date and the Make-Whole Amount, if any, shall become due and payable.

9.	AFFIRMATIVE COVENANTS.

The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:

9.1. Compliance with Law.

Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations of any Governmental Authority to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2. Insurance.

The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities engaged in the same or a similar business and similarly situated.

9.3. Maintenance of Properties.

The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties necessary in the operation of their business in good repair, working order and condition (other than ordinary wear and tear), provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4. Payment of Taxes and Claims.

The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable which, if unpaid, would by law (without satisfaction of any other conditions) become a Lien on properties or assets of the Company or any Subsidiary (other than Liens permitted under Section 10.5), provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5. Corporate Existence, Etc.

Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

9.6. Books and Records.

The Company will, and will cause each of its Subsidiaries to, maintain, in all material respects, proper books of record and account in conformity with GAAP and all material applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

9.7. Priority of Obligations.

The Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

9.8. Subsidiary Guarantees.

(a) The Company shall promptly cause each Additional Subsidiary Guarantor to execute and deliver a Subsidiary Guarantee substantially in the form of Exhibit 9.8 hereto (with such modifications as may be required to reflect the legal requirements of the jurisdiction of incorporation of the relevant Subsidiary, including any modifications necessary to make the obligations of such guarantee agreement pari passu with the other unsecured and unsubordinated Indebtedness of such Subsidiary) or otherwise in form and substance reasonably satisfactory to the Required Holders.

(b) The Company may, from time to time at its discretion and upon written notice from the Company to the holders of Notes, cause any of its Subsidiaries which are not otherwise Subsidiary Guarantors pursuant to Section 9.8(a) to enter into a Subsidiary Guarantee substantially in the form of Exhibit 9.8 hereto (with such modifications as may be required to reflect the legal requirements of the jurisdiction of incorporation of the relevant Subsidiary, including any modifications necessary to make the obligations of such guarantee agreement pari passu with the other unsecured and unsubordinated Indebtedness of such Subsidiary) or otherwise in form and substance reasonably satisfactory to the Required Holders (an “Optional Subsidiary Guarantee”). A Subsidiary that enters into an Optional Subsidiary Guarantee shall be referred to as an “Optional Subsidiary Guarantor”.

(c) The delivery of a Subsidiary Guarantee by any Subsidiary Guarantor shall be accompanied by the following:

(i)	an Officer’s Certificate from such Subsidiary Guarantor confirming that (A) the representations and warranties of such Subsidiary Guarantor contained in such Subsidiary Guarantee are true and correct in all material respects, and (B) the guarantee provided under the Subsidiary Guarantee would not cause any borrowing, guaranteeing or similar limit binding on the Subsidiary Guarantor to be exceeded;

(ii)	copies of the articles of association or certificate or articles of incorporation, and all other constitutive documents, of such Subsidiary Guarantor, resolutions of the board of directors (and, where applicable, the shareholders) of such Subsidiary Guarantor authorizing its execution and delivery of such Subsidiary Guarantee and the transactions contemplated thereby, and specimen signatures of authorized officers of such Subsidiary Guarantor (in each case, certified as correct and complete copies by the secretary or an assistant secretary (or an equivalent officer) of such Subsidiary Guarantor); and

(iii)	a legal opinion, reasonably satisfactory in form, scope and substance to the Required Holders, of independent legal counsel to the effect that, subject to customary qualifications and assumptions, (1) such Subsidiary Guarantor is duly and validly organized and existing under the laws of its jurisdiction of organization and (if applicable in such jurisdiction) is in good standing, (2) such Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary Guarantor, and (3) such Subsidiary Guarantee is enforceable in accordance with its terms.

An original executed counterpart of each such Subsidiary Guarantee shall be delivered to each holder of Notes promptly after the execution thereof.

(d) In the event that an Additional Subsidiary Guarantor at any time ceases to guarantee the obligations of the Company or other Group members under any Principal Credit Facility and is no longer a borrower or other obligor under any Principal Credit Facility, the Company may upon written notice to the holders of the Notes referring to this Section 9.8(d), which notices shall be accompanied by an Officer’s Certificate certifying as to the matters set forth in clauses (i) and (ii) below, terminate the Subsidiary Guarantee issued by such Additional Subsidiary Guarantor with effect from the date of such notice so long as (i) no Default or Event of Default shall have occurred and then be continuing or shall result therefrom (including, without limitation, an Event of Default arising from a breach of Section 10.6 following the termination of such Subsidiary Guarantee), and (ii) no payment by such Subsidiary Guarantor is due under such Subsidiary Guarantor’s Subsidiary Guarantee.

(e) The Company may further, from time to time at its sole discretion and upon written notice to the holders of the Notes referring to this Section 9.8(e), which shall be accompanied by an Officer’s Certificate certifying as to the matters set forth in sub-paragraphs (i) and (ii) below, terminate an Optional Subsidiary Guarantee issued by an Optional Subsidiary Guarantor with effect from the date of such notice so long as (i) no Default or Event of Default shall have occurred and then be continuing or shall result therefrom (including, without limitation, an Event of Default arising from a breach of Section 10.6 following the termination of such Optional Subsidiary Guarantee) and (ii) no payment by such Optional Subsidiary Guarantor is due under such Optional Subsidiary Guarantor’s Optional Subsidiary Guarantee.

10.	NEGATIVE COVENANTS.

The Company covenants that during the Issuance Period and so long thereafter as any of the Notes are outstanding:

10.1. Transactions with Affiliates.

The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate of the Company, other than for compensation and upon fair and reasonable terms with Affiliates in transactions that are otherwise permitted hereunder no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, provided, the foregoing restriction shall not apply to (a) any transaction between the Company and any of its Subsidiaries or between any of its Subsidiaries, (b) reasonable and customary fees paid to members of the Boards of Directors of the Company and its Subsidiaries, (c) transactions effected as part of a Receivables Transaction, (d) compensation arrangements of officers and other employees of the Company and its Subsidiaries entered into in the ordinary course of business, (e) those transactions existing on the date of this Agreement and set forth on Schedule 10.1 or (f) transactions or entry into agreements between the Company and/or its Subsidiaries and Spinco and/or its Subsidiaries in contemplation of or to effectuate the Spin Off.

10.2. Merger, Consolidation, Etc.

(a) Except as might otherwise be permitted under Section 10.7, Section 10.2(b)(v) or Section 10.2(b)(vi), the Company will not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(i)

the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, (i) such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (ii) such corporation or limited liability company shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

(ii)	immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2(a) from its liability under this Agreement or the Notes.

(b) Except as might otherwise be permitted under Section 10.7, the Company will not permit any Subsidiary to liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or merge, consolidate with or into, or convey, transfer, lease, sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(i)	any Subsidiary may merge with (x) the Company, provided that the Company shall be the continuing or surviving Person, or (y) any one or more Subsidiaries, provided that (A) when any Wholly-Owned Subsidiary is merging with another Subsidiary, such Wholly-Owned Subsidiary shall be the continuing or surviving Person, (B) when any Foreign Subsidiary is merging with a Domestic Subsidiary, such Domestic Subsidiary shall be the continuing or surviving Person and (C) when any Subsidiary is merging with a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving Person;

(ii)	(x) any Subsidiary may sell, transfer, contribute, convey or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or to a Domestic Subsidiary; provided that if the transferor in such a transaction is a Wholly-Owned Subsidiary, then the transferee must also be a Wholly-Owned Subsidiary; and (y) any Foreign Subsidiary may sell, transfer, contribute, convey or otherwise dispose of all of its assets (upon voluntary liquidation or otherwise), to any other Foreign Subsidiary;

(iii)	any Subsidiary formed solely for the purpose of effecting an acquisition may be merged or consolidated with any other Person; provided that the continuing or surviving corporation of such merger or consolidation shall be a Subsidiary;

(iv)	“inactive” or “shell” Subsidiaries (i.e., a Person that is not engaged in any business and that has total assets of $2,000,000 or less) may be dissolved or otherwise liquidated, provided that (x) all of the assets and properties of any such Subsidiaries are transferred to the Company or another Subsidiary upon dissolution or liquidation and (y) the aggregate total assets of all Subsidiaries permitted to be dissolved or otherwise liquidated under this clause (iv) shall not exceed $40,000,000;

(v)	the Company or any Subsidiary may contribute, distribute or otherwise transfer (in one or more transactions) all or any portion of the Animal Health Business to Spinco or to its Subsidiaries;

(vi)	the Company or any Subsidiary may effectuate the Spin Off; and

(vii)	Spinco may pay one or more dividends to the Company in connection with the Spin Off.

10.3. Line of Business.

The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

10.4. Terrorism Sanctions Regulations.

The Company will not, and will not permit any Subsidiary to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or, to the knowledge of the Company after due inquiry, indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any U.S. Economic Sanctions Laws applicable to such holder, or (ii) is prohibited by or subject to sanctions under any applicable U.S. Economic Sanctions Laws.

10.5. Liens.

The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c) pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security legislation and deposits made in the ordinary course of business securing liability to insurance carriers under insurance or self-insurance arrangements;

(d) deposits to secure the performance of bids, trade or government contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions, building, zoning and other similar encumbrances or restrictions, utility agreements, covenants, reservations and encroachments and other similar encumbrances, or leases or subleases, incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not, in the aggregate, materially detract from the value of the properties of the Company and its Subsidiaries, taken as a whole, or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

(f) Liens securing Indebtedness in respect of Capital Leases and purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the principal amount of the Indebtedness secured thereby does not exceed the fair market value of the property being acquired on the date of acquisition and (iii) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, an acquisition;

(g) Liens on the assets of Receivable Subsidiaries created pursuant to any Receivables Transaction permitted pursuant to Section 10.6(a);

(h) Liens securing the obligations of the Company under this Agreement and the Notes and/or the obligations of any Subsidiary Guarantor under its Subsidiary Guarantee;

(i) Liens granted by any Subsidiary in favor of the Company;

(j) judgment Liens securing judgments and other court proceedings not constituting an Event of Default under Section 11(i);

(k) any Lien on any property of the Company or any Subsidiary existing on the Restatement Date and set forth on Schedule 10.5 or any extension, renewal or refinancing thereof; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary, (ii) such Lien shall secure only those obligations which it secures as of the date hereof and (iii) in the case of any extension, renewal or refinancing thereof, (x) there is no increase in the obligations so secured and (y) such Lien does not secure additional assets not subject to the Lien then being extended or renewed;

(l) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary or any extension, renewal or refinancing thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and (iv) in the case of any extension, renewal or refinancing thereof, (x) there is no increase in the obligations so secured and (y) such Lien does not secure additional assets not subject to the Lien then being extended or renewed;

(m) Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(n) Liens which secure obligations or Indebtedness of the Company or any of its Subsidiaries under or in connection with (A) the Principal Credit Facility or (B) a private shelf agreement or note purchase agreement (however designated or styled), including, without limitation, the MetLife Shelf Agreement and the New York Life Shelf Agreement; provided, that the Notes and the Company’s obligations under this Agreement and any Subsidiary Guarantor’s obligations under its Subsidiary Guarantee are also concurrently equally and ratably secured pursuant to documentation in form and substance reasonably satisfactory to the Required Holders (including, but not limited to, documentation such as security agreements and other necessary or desirable collateral agreements, an intercreditor agreement and opinions of independent legal counsel);

(o) Liens (not otherwise permitted hereunder) which secure obligations or Indebtedness of the Company or any of its Subsidiaries; provided that any obligation or Indebtedness secured pursuant to this Section 10.5(o) shall not at the most recent date on which any such obligation or Indebtedness was incurred exceed the greater of (x) $400,000,000 or (y) 10% of Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date; provided further that neither the Company nor any of its Subsidiaries will secure any amounts owed or outstanding under the Principal Credit Facility or any private shelf agreement or note purchase agreement (however designated or styled), including, without limitation, the MetLife Shelf Agreement and the New York Life Shelf Agreement, pursuant to this clause (o);

(p) Liens granted by any Subsidiary of the Company that are contractual rights of set-off or netting arrangements relating to pooled deposit or sweep accounts of such Subsidiary to permit satisfaction of overdraft or similar obligations (including with respect to netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements) incurred in the ordinary course of business of such Subsidiary; or

(q) Liens securing Indebtedness permitted by Section 10.6(b)(ix); provided that such Liens shall extend solely to the property, assets and revenues of Spinco and its Subsidiaries.

10.6. Indebtedness.

The Company will not, and will not permit any Subsidiary to, create, issue, incur, assume, become liable in respect of or suffer to exist:

(a) any Indebtedness pursuant to any Receivables Transaction, except for Indebtedness pursuant to a Receivables Transaction that is (i) nonrecourse with respect to the Company and its Subsidiaries (other than any Receivables Subsidiary and to any Equity Interests of such Receivables Subsidiary (and the proceeds thereof)) and (ii) in an aggregate principal amount at the most recent date on which any such Indebtedness is incurred not exceeding 15% of Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date; or

(b) any Indebtedness of any of the Subsidiaries other than:

(i)	Indebtedness of any Receivables Subsidiary pursuant to any Receivables Transaction permitted under Section 10.6(a);

(ii)	any Indebtedness of any Subsidiary existing on the Restatement Date and set forth on Schedule 10.6 and any refinancing thereof; provided that the then outstanding principal amount thereof is not increased and the weighted average maturity thereof is not decreased;

(iii)	any Indebtedness of any Subsidiary which is a Subsidiary Guarantor, so long as such Subsidiary has complied with the requirements of Section 9.8 in respect of its Subsidiary Guarantee;

(iv)	any Indebtedness of any Subsidiary owed to the Company or any other Subsidiary; provided that any such Indebtedness of a Subsidiary Guarantor shall only be permitted pursuant to this Section 10.6(b)(iv) to the extent owed to the Company or another Subsidiary Guarantor;

(v)	any Indebtedness arising in respect of Capital Leases or purchase money obligations incurred in accordance with Section 10.5(f);

(vi)	any other Indebtedness of Subsidiaries; provided that such Indebtedness shall not at the most recent date on which any such Indebtedness was incurred exceed the greater of (x) $600,000,000 or (y) 10% of Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company immediately on or prior to such incurrence date;

(vii)	Indebtedness of any Subsidiary of the Company in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts in the ordinary course of business;

(viii)	any Guarantee Obligation of the Company in respect of Indebtedness incurred by any Subsidiary under clause (vii) hereof up to an aggregate principal amount not to exceed $300,000,000 at any time outstanding; and

(ix)	any Indebtedness incurred by Spinco or its Subsidiaries, provided that (w) such Indebtedness is incurred in contemplation of the consummation of the Spin Off (whether substantially simultaneously with, or in the reasonable judgment of the Company, within a reasonable time period prior to the Spin Off) or following the Spin Off and the proceeds of which are used, among other things, for the purpose of making dividends to the Company, (x) such Indebtedness is not guaranteed, directly or indirectly, by the Company or any of its Subsidiaries (other than Spinco and its Subsidiaries), (y) such Indebtedness shall be promptly repaid in the event that a Spin Off Termination occurs and (z) no Default or Event of Default shall have occurred and be continuing.

10.7. Dispositions

The Company will not, and will not permit any Subsidiary to, make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, out-moded or worn-out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory and cash equivalents in the ordinary course of business;

(c) Dispositions of property by any Subsidiary to the Company or to any other Subsidiary; provided that any such Disposition by a Subsidiary Guarantor shall only be permitted pursuant to this Section 10.7(c) to the extent made to another Subsidiary Guarantor;

(d) Dispositions of Receivables pursuant to Receivables Transactions permitted under subsection 10.6(a);

(e) the nonexclusive license of intellectual property of the Company or any of its Subsidiaries to third parties in the ordinary course of business;

(f) without limitation to clause (a), the Company and its Subsidiaries may sell or exchange specific items of machinery or equipment, so long as the proceeds of each such sale or exchange are used (or contractually committed to be used) to acquire (and result within one year of such sale or exchange in the acquisition of) replacement items of machinery or equipment of reasonably equivalent Fair Market Value; and

(g) other Dispositions where:

(i)	in the good faith opinion of the Company, the Disposition is an exchange for consideration having a Fair Market Value at least equal to that of the property Disposed of and is in the best interest of the Company or the applicable Subsidiary, as the case may be;

(ii)	immediately after giving effect to such Disposition, no Event of Default would exist; and

(iii)	immediately after giving effect to such Disposition, the Disposition Value of all property that was the subject thereof in any four fiscal quarter period of the Company plus the Fair Market Value of any other property Disposed of during such four quarter period does not equal or exceed 20% of Consolidated Total Assets as of the last day of the then most recently ended fiscal quarter of the Company;

provided that for purposes of clause (g)(iii) above there shall be excluded from any determination of the Fair Market Value or consideration receivable of property or assets disposed of in a Disposition if and to the extent that an amount equal to the net proceeds realized upon such Disposition are within 90 days after the consummation of such Disposition, applied by the Company to prepay or repay Indebtedness that ranks at least pari passu with the Notes or the Subsidiary Guarantees (other than Indebtedness owing to the Company, any Subsidiary or any Affiliate of the Company) so long as in connection with any such payment or prepayment of such Indebtedness, the Company shall, on or before the date of such payment or prepayment, prepay a Pro Rata Portion of each Note then outstanding as provided in Section 8.8; and

(h) the Dispositions of the Company or any Subsidiary to effectuate the Spin Off.

10.8. ERISA.

The Company will not, and will not permit any Subsidiary to, engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to:

(a) engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code);

(b) fail to comply with ERISA or any other applicable Laws; or

(c) incur any material “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA),

which, with respect to any event listed above, could reasonably be expected to have a Material Adverse Effect.

10.9. Financial Covenants.

The Company will not permit the Consolidated Leverage Ratio to exceed 3.25 to 1.0 for the four fiscal quarters of the Company then last ended (in each case taken as one accounting period) as of the last day of each fiscal quarter; provided that, to the extent the Company consummates an acquisition permitted by this Agreement for aggregate cash consideration exceeding $150,000,000 (each, a “Material Acquisition”), the Company may elect, upon written notice to Prudential and each holder of a Note that is an Institutional Investor, which notice shall be provided no later than the last Business Day of the fiscal quarter in which the relevant Material Acquisition is consummated, to increase the maximum Consolidated Leverage Ratio permitted by this Section 10.9 to 3.75 to 1.0 for the fiscal quarter in which such Material Acquisition is consummated and the three consecutive fiscal quarters of the Company following such Material Acquisition (each, a “Four Quarter Period”) (retroactive to the first day of such Four Quarter Period), and the interest rate applicable to the Notes shall increase by 0.50% during the period from (and retroactive to) the first day of such Four Quarter Period until the earlier of (i) the last day of such fiscal quarter at the end of which the Consolidated Leverage Ratio for the four fiscal quarters of the Company then ended did not exceed 3.25 to 1.0 (retroactive to such date) and (ii) the last day of such Four Quarter Period (each, a “Covenant Reset Date”) (such increase, the “Acquisition Spike”); provided further that, the maximum Consolidated Leverage Ratio may be increased to 3.75 to 1.0 for a Four Quarter Period in connection with a Material Acquisition no more than three times after the Original Closing Date. For the avoidance of doubt, the Consolidated Leverage Ratio may not exceed 3.25 to 1.0 for the four fiscal quarters of the Company then last ended (in each case taken as one accounting period) as of the last day of each fiscal quarter that ends after a Covenant Reset Date during a Four Quarter Period. If the Consolidated Leverage Ratio is increased for a Four Quarter Period pursuant to the preceding sentence, no corresponding increase in the Consolidated Leverage Ratio with respect to a subsequent Material Acquisition may occur until the completion of at least one full fiscal quarter following the last day of such Four Quarter Period.

10.10. Covenants Relating to the Spin Off.

(a) The Company shall (i) promptly notify Prudential and each holder of Notes that is an Institutional Investor of the public filing of all material transaction documents (including any filings on Form S-1, Form S-11, Form 10 or Form 11 (or any such equivalent form)) relating to the Spin Off and (ii) upon consummation of the Spin Off, shall deliver to Prudential and each holder of Notes an officer’s certificate certifying as to (i) the accuracy of the representations and warranties set forth in Section 5 (except with respect to Section 5.8, as disclosed in the Company’s Quarterly Report on Form 10-Q or in the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission and provided to Prudential and each holder of Notes that is an Institutional Investor at least five Business Days prior to the date of such officer’s certificate) and (B) the absence of any Default or Event of Default.

(b) The Company will not, and will not permit any of its Subsidiaries (other than Subsidiaries of Spinco) to, contribute to Spinco or any of its Subsidiaries any assets (including cash) other than as contemplated by the Spinco Contribution and Distribution Agreement.

(c) The Company will not, and will not permit any of its Subsidiaries to, amend or otherwise modify the Spinco Contribution and Distribution Agreement in any material respect without the prior written consent of the Required Holders, except for amendments or modifications that are not materially adverse to the holders of the Notes or that could not reasonably be expected to result in a Material Adverse Effect.

11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), (e), (g) or (h), Section 9.8 or Section 10; or

(d) (i) the Company shall default in the observance or performance of any covenant contained in Section 7.1(a) or (b), and such default shall continue unremedied for a period of 10 days; or (ii) the Company shall default in the observance or performance of any other agreement contained in this Agreement or the Notes (other than as provided above in this Section 11), and such default described in this clause (d)(ii) shall continue unremedied for a period of 30 days; provided that if any such default covered by this clause (d)(ii), (x) is not capable of being remedied within such 30-day period, (y) is capable of being remedied within an additional 30-day period, and (z) the Company is diligently pursuing such remedy during the period contemplated by (x) and (y) and has advised the holders of Notes as to the remedy thereof, the first 30-day period referred to in this clause (d)(ii) shall be extended for an additional 30-day period but only so long as (A) the Company continues to diligently pursue such remedy, (B) such default remains capable of being remedied within such period and (C) any such extension could not reasonably be expected to have a Material Adverse Effect; or

(e) any representation or warranty made in writing by the Company or by any officer of the Company in this Agreement or in any writing delivered pursuant to this Agreement proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness permitted under Section 10.6(b)(viii)) that is outstanding in an aggregate principal amount of at least $200,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness permitted under Section 10.6(b)(viii)) in an aggregate outstanding principal amount of at least $200,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness (other than Indebtedness permitted under Section 10.6(b)(viii)) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $200,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the

Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days (provided that if at any time after the date of this Agreement the Principal Credit Facility provides for a time period greater than 60 days but less than or equal to 120 days, then such time period therein shall be deemed incorporated herein); or

(i) a final judgment or judgments (to the extent not covered by insurance where insurance coverage has been acknowledged) for the payment of money aggregating in excess of $200,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay (provided that if at any time after the date of this Agreement the Principal Credit Facility provides for a time period greater than 60 days but less than or equal to 120 days, then such time period therein shall be deemed incorporated herein); or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed the aggregate permitted amount specified in any event of default relating to ERISA or other similar laws or regulations concerning benefit plans contained in the Principal Credit Facility, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or (v) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k) (i) any default shall occur under any Subsidiary Guarantee or any Subsidiary Guarantee shall cease to be in full force and effect for any reason whatsoever (except as otherwise permitted hereunder and under such Subsidiary Guarantee), including, without limitation, a determination by any Governmental Authority that such Subsidiary Guarantee is invalid, void or unenforceable or (ii) the Company or any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any Subsidiary Guarantor’s obligations under its Subsidiary Guarantee.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12. REMEDIES ON DEFAULT, ETC.

12.1. Acceleration.

(a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2. Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3. Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1. Registration of Notes.

The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2. Transfer and Exchange of Notes.

Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series as such surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of (a) Exhibit 1.3(a), in the case of a Series 2010-A Note, (b) Exhibit 1.3(b), in the case of a Series 2012-A Note, (c) Exhibit 1.3(c), in the case of a Series 2012-B Note, (d) Exhibit 1.3(d), in the case of a Series 2014-A Note, (e) Exhibit 1.3(e), in the case of a Series 2017-A Note, (f) Exhibit 1.3(f), in the case of a Series 2018-A Note, or (g) Exhibit 1.4, in the case of a Shelf Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, in the case of Notes denominated in Dollars, €100,000, in the case of Notes denominated in Euros, £100,000, in the case of Notes denominated in British Pounds, or A$100,000, in the case of Notes denominated in Australian Dollars; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000, €100,000, £100,000 or A$100,000, respectively. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3. Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.	PAYMENTS ON NOTES.

14.1. Place of Payment.

Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2. Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest and all other amounts by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A (in the case of Series 2010-A Notes, Series 2012-A Notes, Series 2012-B Notes, Series 2014-A Notes, Series 2017-A Notes or Series 2018-A Notes) or as specified in such Purchaser’s Confirmation of Acceptance (in the case of a Shelf Note), or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15.	EXPENSES, ETC.

15.1. Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and invoiced costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by Prudential, the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $3,000 per Series of Notes. The Company will pay, and will save Prudential, each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes). On the date hereof, the Company shall have paid the reasonable, documented and invoiced fees and disbursements of Prudential’s special counsel, Morgan, Lewis & Bockius LLP, as evidenced by a statement of such counsel rendered to the Company at least one Business Day prior to the date hereof.

15.2. Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein, whether made on or prior to the Restatement Date, shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.	AMENDMENT AND WAIVER.

17.1. Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, (b) (i) with the written consent of Prudential (and without the consent of any other holder of Notes), the provisions of Section 1.4 or 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (ii) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of Sections 2.2 and 4 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes and (c) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8, 11(a), 11(b), 12, 17 or 20.

17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes, unless such proposed amendment, waiver or consent relates only to a specific Series of Accepted Notes which have not yet been purchased, in which case such information will only be required to be delivered to the Purchasers which shall have become obligated to purchase Accepted Notes of such Series. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3. Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

17.4. Notes Held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by fax or e-mail if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A (in the case of the Series 2010-A Notes, the Series 2012-A Notes, the Series 2012-B Notes, the Series 2014-A Notes, the Series 2017-A Notes or the Series 2018-A Notes) or as specified by such Purchaser in its Confirmation of Acceptance (in the case of Shelf Notes), or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at 135 Duryea Road, Melville, New York 11747, Attention: Treasurer, E-mail: michael.amodio@henryschein.com, Phone No: (631) 843-5000, Fax No: (631) 843-9314; with a copy to 135 Duryea Road – Mail Stop E-365, Melville, New York 11747, Attention: General Counsel, E-mail: michael.ettinger@henryschein.com, Phone No: (631) 843-5989, Fax No: (631) 843-5660, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Notwithstanding anything to the contrary in this Section 18, any communication pursuant to Section 2 shall be made by the method specified for such communication in Section 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a fax or e-mail communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received, with respect to a fax, at the fax terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other fax terminal as the party receiving the information shall have specified in writing to the party sending such information, and in the case of an e-mail, at the e-mail address listed for the party receiving the communication in the Information Schedule or at such other email address as the party receiving the information shall have specified in writing to the party sending such information.

19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement (or any related document, certificate or agreement) that is proprietary or confidential in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such

Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22.	MISCELLANEOUS.

22.1. Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2. Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that, if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

22.3. Accounting Terms and Covenant Calculations.

(a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP, and all financial statements shall be prepared in accordance with GAAP.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with the covenants in this Agreement, any election by the Company or any Subsidiary to measure any portion of a non-derivative financial liability at fair value (as permitted by IAS 39 or any similar accounting standard), other than to reflect any hedging of such non-derivative financial liability (including both interest rate and foreign currency hedges), shall be disregarded and such determination shall be made as if such election had not been made.

(c) As used in this Agreement, accounting terms relating to the Company and its Subsidiaries not defined in Schedule B, and accounting terms partly defined in Schedule B, but only to the extent not so defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP or in the manner in which the Company shall be required or permitted to disclose its financial results in its filings with the Securities and Exchange Commission (i.e., a change which is inconsistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016) would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Company or the Required Holders shall so request, the holders of Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10- K for the fiscal year ended December 31, 2016 prior to such change therein and (ii) the Company shall provide to the holders of Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change.

(d) Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

22.4. Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.5. Construction, Etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

22.6. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.7. Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

22.8. Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(c) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

22.9. Obligation to Make Payment in the Applicable Currency.

Any payment on account of an amount that is payable hereunder or under the Notes in the Applicable Currency which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement or the Notes only to the extent of the amount of the Applicable Currency which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of the Applicable Currency that could be so purchased is less than the amount of the Applicable Currency originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

22.10. Determinations Involving Different Currencies.

In the event of any determination of the requisite percentage or the principal amount of any Notes of more than one currency, all Notes which are issued in a currency other than Dollars shall, for purposes of determining any such percentage or requisite principal amount, be deemed to have been converted into Dollars at the time that such determination is made at the exchange rate published in the Financial Times one Business Day prior to the date of determination.

*     *     *     *     *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

HENRY SCHEIN, INC.

By: /s/ Michael Amodio
Name: Michael Amodio
Title: Vice President and Treasurer

This Agreement is hereby accepted and agreed to as of the date thereof.

PGIM, INC.

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management Japan
Co., Ltd., as Investment Manager

By: PGIM, Inc., as Sub-Adviser

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY

By:	PGIM, Inc., as investment manager

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	PGIM, Inc., as investment manager

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By:	Prudential Investment Management Japan Co., Ltd.,
as Investment Manager

By: PGIM, Inc., as Sub-Adviser

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

PRUDENTIAL ARIZONA REINSURANCE TERM COMPANY

By:	PGIM, Inc., as investment manager

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

MEDICA HEALTH PLANS

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

THE INDEPENDENT ORDER OF FORESTERS

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

FARMERS INSURANCE EXCHANGE

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

MID CENTURY INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Billy Greer
Name: Billy Greer
Title: Vice President

INFORMATION SCHEDULE

Authorized Officers for Prudential

PGIM, Inc. c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director Telecopy: 212-626-2077 Telephone: 212-626-2060 Email: (see below)

Engin W. Okaya	Email: engin.okaya@prudential.com
Eric R. Seward	Email: eric.seward@prudential.com
Tannis Fussell	Email: tannis.fussell@prudential.com

Authorized Officers for Company

Henry Schein, Inc.
135 Duryea Road
Melville, NY 11747
Stanley M. Bergman	Michael Amodio
Chairman of the Board, Chief Executive Officer	Vice President Treasurer
Telephone: 631.843.5910	Telephone: 631-843-5362
Telecopy: 631.843.5665	Fax: 631-843-9314
Email: stanley.bergman@henryschein.com	Email: Michael.Amodio@henryschein.com

James P. Breslawski	Steven Paladino
Vice Chairman of the Board	Executive Vice President,
and President	Chief Financial Officer
Telephone: 631.390.8050	Telephone: 631.843.5915
Telecopy: 631.390.8198	Fax: 631.843.5541
Email: jim.breslawski@henryschein.com	Email: steven.paladino@henryschein.com

Michael S. Ettinger	Ronald N. South
Senior Vice President, Corporate & Legal Affairs	Vice President, Corporate Finance & Chief
and Chief of Staff, Secretary	Accounting Officer
Telephone: 631.843.5993	Telephone: 631.845.2802
Telecopy: 631.843.5660	Telecopy: 631.843.5825
Email: michael.ettinger@henryschein.com	Email: ronald.south@henryschein.com

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

	2010-A Notes		2012-A Notes		2012-B Notes		2014-A Notes	2017-A Notes	2018-A Notes
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$ $	12,000,000 10,000,000	$ $	22,200,000 25,000,000	$ $	15,450,000 18,450,000	-0-	$10,050,000	$ $	12,580,000 16,700,000
(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank[1] New York, NY ABA No.: 021-000-021

Account Name: Prudential Managed Portfolio

Account No.: P86188 (please do not include spaces) (in the case of payments on account of: (1) 2010-A Notes originally issued in the principal amount of $12,000,000 and 10,000,0000; (2) 2012-A Notes originally issued in the principal amount of $22,200,000; and (3) 2018-A Notes originally issued in the principal amount of $12,580,000)

Account Name: The Prudential—Privest Portfolio Account No.: P86189 (please do not include spaces) (in the case of payments on account of: (1) 2012-A Notes originally issued in the principal amount of $25,000,000);

[1]	If Borrower’s account is with JPMorgan Chase, use the following wiring instructions:

JPMorgan Chase Bank New York

New York, NY

ABA No.: 021-000-021

Account No.: 900-9000-168

Account Name: North American Insurance

FFC: [“P” Account Number for appropriate account]

FFC Account Name: [Account Name for appropriate “P” account]

Schedule A-1

(2) 2012-B Notes originally issued in the principal amount of $15,450,000; and (3) 2017-A Notes originally issued in the principal amount of $10,050,000.

Account Name: Prudential GM Buyout Private Custody

Account No.: P30819 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $18,450,000)

Account Name: International Paper SA Account No.: P99770 (please do not include spaces) (in the case of payments on account of the Note originally issued in the principal amount of $16,700,000)

Each such wire transfer shall set forth the name of the Company, a reference to “3.79% Series 2010-A Senior Notes due September 2, 2020, PPN 806407A#9; 3.45% Series 2012-A Senior Notes due January 20, 2024, PPN 806407B@0; 3% Series 2012-B Senior Notes due December 24, 2024, PPN 806407C*1; 3.42% Series 2017-A Senior Notes due June 16, 2027, PPN 806407D*0; and 3.32% Series 2018-A Senior Notes due January 2, 2028, Security No. INV11268, PPN 806407 E@7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2) Address for all communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director

Schedule A-2

and for all notices relating solely to scheduled principal and interest payments to:

The Prudential Insurance Company of America

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team

Email: Pim.Private.Accounting.Processing.Team@prudential.com

Schedule A-3

(3) Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

PGIM, Inc.

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: Michael Iacono - Trade Management manager

(b) Send copy by email to:

Thais.alexander@prudential.com

(4) Tax Identification No.: 22-1211670

Schedule A-4

	2010-A Notes	2012-A Notes	2012-B Notes	2014-A Notes	2017-A Notes	2018-A Notes
THE GIBRALTAR LIFE INSURANCE CO., LTD.	$20,000,000	$2,800,000	-0-	-0-	$24,000,000	$10,000,000

(1) All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank[2] New York, NY ABA No.: 021-000-021

Account Name: GIBPRVJAFS1 Account No.: P86246 (please do not include spaces) (in the case of payments on account of the 2010-A Notes originally issued in the principal amount of $20,000,000

Account Name: GIBPRVHFR2

Account No.: P86406 (please do not include spaces) (in the case of payments on account of: (1) the 2017-A Notes originally issued in the principal amount of $24,000,000; and (2) the 2018-A Notes originally issued in the principal amount of $10,000,000)

Account Name: GIBPRVHFR1 Account No.: P30782 (please do not include spaces) [(in the case of payments on account of the 2012-A Notes originally issued in the principal amount of $2,800,000)]

[2]	If Borrower’s account is with JPMorgan Chase, use the following wiring instructions:

JPMorgan Chase Bank New York

New York, NY

ABA No.: 021-000-021

Account No.: 900-9000-168

Account Name: North American Insurance

FFC: [“P” Account Number for appropriate account]

FFC Account Name: [Account Name for appropriate “P” account]

Schedule A-5

Each such wire transfer shall set forth the name of the Company, a reference to “3.79% Series 2010-A Senior Notes due September 2, 2020, PPN 806407A#9; 3.45% Series 2012-A Senior Notes due January 20, 2024, PPN 806407B@0; 3.42% Series 2017-A Senior Notes due June 16, 2027, PPN 806407D*0; and 3.32% Series 2018-A Senior Notes due January 2, 2028, Security No. INV11268, PPN 806407 E@7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2) All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No. 021-000-021 Account No. 304199036 Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to “3.79% Series 2010-A Senior Notes due September 2, 2020, PPN 806407A#9; 3.45% Series 2012-A Senior Notes due January 20, 2024, PPN 806407B@0; 3.42% Series 2017-A Senior Notes due June 16, 2027, PPN 806407D*0; and 3.32% Series 2018-A Senior Notes due January 2, 2028, Security No. INV11268, PPN 806407 E@7” and the due date and application (e.g., type of fee) of the payment being made.

(3) Address for all communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor

Schedule A-6

New York, NY 10036

Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments to:

The Gibraltar Life Insurance Co., Ltd.

2-13-10, Nagata-cho

Chiyoda-ku, Tokyo 100-8953, Japan

Attention: Osamu Egi, Team Leader

of Investment Administration Team

E-mail:       osamu.egi@gib-life.co.jp

and e-mail copy to:

Attention: Tetsuya Sawazaki, Manager

of Investment Administration Team

E-mail: tetsuya.sawazaki@gib-life.co.jp

(4) Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

PGIM, Inc.

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: Michael Iacono - Trade Management manager

(b)   Send copy by email to:

Thais.alexander@prudential.com

(5) Tax Identification No.: 98-0408643

Schedule A-7

	2010-A Notes	2012-A Notes	2012-B Notes	2014-A Notes	2017-A Notes	2018-A Notes
PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY	-0-	-0-	$6,550,000	-0-	-0-	-0-

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank[3] New York, NY ABA No.: 021-000-021 Account Name: Prudential Arizona Reinsurance Universal Company - privates Account No.: P01372 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “3% Series 2012-B Senior Notes due December 24, 2024, PPN 806407C*1”, and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2) Address for all communications and notices:

Prudential Arizona Reinsurance Universal Company c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director

[3]	If Borrower’s account is with JPMorgan Chase, use the following wiring instructions:

JPMorgan Chase Bank New York

New York, NY

ABA No.: 021-000-021

Account No.: 900-9000-168

Account Name: North American Insurance

FFC: P01372

FFC Account Name: Prudential Arizona Reinsurance Universal Company - privates

Schedule A-8

and for all notices relating solely to scheduled principal and interest payments to:

Prudential Arizona Reinsurance Universal Company c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3) Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

PGIM, Inc.

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: Michael Iacono - Trade Management manager

(b) Send copy by email to:

Thais.alexander@prudential.com

(4) Tax Identification No.: 45-2941561

Schedule A-9

	2010-A Notes	2012-A Notes	2012-B Notes	2014-A Notes	2017-A Notes	2018-A Notes
PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY	$5,000,000	-0-	-0-	$1,000,000	-0-	-0-

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JP Morgan Chase Bank, NA4 New York, NY ABA No. 021000021

Account Name: PRIAC - DC Non-Trust - Privates

Account No. P86329 (please do not include spaces) (in the case of payments on account of the 2010-A Notes originally issued in the principal amount of $5,000,000)

Account Name: PRIAC - SA - Principal Preservation - Privates

Account No. P86345 (please do not include spaces) (in the case of payments on account of the 2014-A Notes originally issued in the principal amount of $1,000,000)

Each such wire transfer shall set forth the name of the Company, a reference to “3.79% Series 2010-A Senior Notes due September 2, 2020, PPN 806407A#9; and 3.19% Series 2014-A Senior Notes due June 2, 2021, PPN 806407C@9” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made

[4]	If Borrower’s account is with JPMorgan Chase, use the following wiring instructions:

JPMorgan Chase Bank New York

New York, NY

ABA No.: 021-000-021

Account No.: 900-9000-168

Account Name: North American Insurance

FFC: [“P” Account Number for appropriate account]

FFC Account Name: [Account Name for appropriate “P” account]

Schedule A-10

(2) Address for all communications and notices:

Prudential Retirement Insurance and Annuity Company

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments to:

Prudential Retirement Insurance and Annuity Company

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3) Address for Delivery of Notes:

(a)    Send physical security by nationwide overnight delivery service to:

PGIM, Inc.

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: Michael Iacono - Trade Management manager

(b) Send copy by email to:

Thais.alexander@prudential.com

(4) Tax Identification No.: 06-1050034

Schedule A-11

	2010-A Notes	2012-A Notes	2012-B Notes	2014-A Notes	2017-A Notes	2018-A Notes
THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.	-0-	-0-	-0-	$24,000,000	-0-	-0-

(1) All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank[5] New York, NY ABA No.: 021-000-021 Account No.: P86291 (please do not include spaces) Account Name: The Prudential Life Insurance Company, Ltd.

Each such wire transfer shall set forth the name of the Company, a reference to “3.19% Series 2014-A Senior Notes due June 2, 2021, PPN 806407C@9” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2) All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

[5]	If Borrower’s account is with JPMorgan Chase, use the following wiring instructions:

JPMorgan Chase Bank New York

New York, NY

ABA No.: 021-000-021

Account No.: 900-9000-168

Account Name: North American Insurance

FFC: P86291

FFC Account Name: The Prudential Life Insurance Company, Ltd.

Schedule A-12

JPMorgan Chase Bank New York, NY ABA No. 021-000-021 Account No. 304199036 Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to “3.19% Series 2014-A Senior Notes due June 2, 2021, PPN 806407C@9” and the due date and application (e.g., type of fee) of the payment being made.

(3) Address for all communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments to:

The Prudential Life Insurance Company, Ltd.

2-13-10, Nagatacho

Chiyoda-ku, Tokyo 100-0014, Japan

Attention: Kazuhito Ashizawa, Team Leader of

Investment Administration Team

E-mail: kazuhito.ashizawa@prudential.co.jp

and e-mail copy to:

Attention: Kohei Imamura, Manager of

Investment Administration Team

E-mail: kohei.imamura@prudential.co.jp

(4) Address for Delivery of Notes:

Schedule A-13

(a) Send physical security by nationwide overnight delivery service to:

PGIM, Inc.

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: Michael Iacono - Trade Management manager

(b) Send copy by email to:

Thais.alexander@prudential.com

(5) Tax Identification No.: 98-0433392

Schedule A-14

	2010-A Notes	2012-A Notes	2012-B Notes	2014-A Notes	2017-A Notes	2018-A Notes
PRUDENTIAL ARIZONA REINSURANCE TERM COMPANY	-0-	-0-	-0-	-0-	$1,000,000	-0-

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank[6] New York, NY ABA No.: 021-000-021 Account Name: PAR Term Ind Lif - Inv Seg Privates account Account No.: P30869 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “3.42% Series 2017-A Senior Notes due June 16, 2027, PPN 806407D*0” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2) Address for all communications and notices:

Prudential Arizona Reinsurance Term Company c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036

[6]	If Borrower’s account is with JPMorgan Chase, use the following wiring instructions:

JPMorgan Chase Bank New York

New York, NY

ABA No.: 021-000-021

Account No.: 900-9000-168

Account Name: North American Insurance

FFC: P30869

FFC Account Name: PAR Term Ind Lif - Inv Seg Privates account

Schedule A-15

Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments to:

Prudential Arizona Reinsurance Term Company

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3) Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

PGIM, Inc.

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: Michael Iacono – Trade Management manager

(b) Send copy by email to:

Thais.alexander@prudential.com

(4) Tax Identification No.: 27-1629186

Schedule A-16

		2010-A Notes	2012-A Notes	2012-B Notes	2014-A Notes	2017-A Notes	2018-A Notes
	BLUE CROSS AND BLUE SHIELD OF MINNESOTA	$3,000,000	-0-	-0-	-0-	-0-	-0-

Notes/Certificates to be registered in the name of: CUDD & CO.

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank, N.A. ABA Number: 021000021 Account Number: 9009002859 Account Name: Bond Interest Wire Account FFC: G14027 BCBS of Minnesota

Each such wire transfer shall set forth the name of the Company, a reference to “3.79% Series 2010-A Senior Notes due September 2, 2020, PPN 806407A#9” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Blue Cross and Blue Shield of Minnesota

1303 Corporate Center Drive

Eagan, MN 55121-1204

Schedule A-17

Attention: John E.Q. Orner, VP, Treasury & CIO
Telephone: (651) 662-8381 Facsimile: (651) 662-8381

(3) Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

JPMorgan Chase Bank, N.A. 4 Metrotech Center, 3rd Floor Brooklyn, NY 11245-0001

Please include in the cover letter accompanying the Notes a reference to the Purchasers account number (Blue Cross & Blue Shield of Minnesota; Account Number: G14027).

(b) Send copy by email:

Thais.alexander@prudential.com

and Private.Disbursements@Prudential.com

(4) Tax Identification No.: 41-0984460

Schedule A-18

		2010-A Notes	2012-A Notes	2012-B Notes	2014-A Notes	2017-A Notes	2018-A Notes

	FARMERS NEW WORLD LIFE INSURANCE COMPANY	-0-	-0-	$7,250,000	-0-	$5,350,000	-0-

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021000021 Account No.: 9009000200 Account Name: SSG Private Income Processing For further credit to Account P58834 Farmers NWL

Each such wire transfer shall set forth the name of the Company, a reference to “3% Series 2012-B Senior Notes due December 24, 2024, PPN 806407C*1; and 3.42% Series 2017-A Senior Notes due June 16, 2027, PPN 806407D*0” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

investment.accounting@farmersinsurance.com

    or

Farmers Insurance Company

Schedule A-19

Attention: Investment Accounting Team

4680 Wilshire Blvd., 4th Floor

Los Angeles, CA 90010

and

investments.operations@farmersinsurance.com

    or

Farmers New World Life Insurance Company

Attention: Investment Operations Team

3003 77th Avenue Southeast, 5th Floor

Mercer Island, WA 98040-2837

(3)	Address for Delivery of Notes:

(a) Send physical security to:

If sending by overnight delivery:

JPMorgan Chase Bank, N.A.

4 Chase Metrotech Center, 3rd Floor

Brooklyn, NY 11245-0001

Attention: Physical Receive Department

Brian Cavanaugh

Telephone: (718) 242-0264

If sending by messenger:

JPMorgan Chase Bank, N.A.

4 Chase Metrotech Center

1st Floor, Window 5

Brooklyn, NY 11245-0001

Attention: Physical Receive Department

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (“P58834 – Farmers New World Life Private Placement”) and CUSIP information.

Schedule A-20

(b) Send copy by email: Thais.alexander@prudential.com and Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 91-0335750

Schedule A-21

		2010-A Notes	2012-A Notes	2012-B Notes	2014-A Notes	2017-A Notes	2018-A Notes
	MEDICA HEALTH PLANS	-0-	-0-	$2,300,000	-0-	-0-	-0-

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon ABA Number: 021-000-018 Account Name: General Ledger Account Account Number: GLA111566 For further Credit: Acct. No. 3161948400 MEDICA

Each such wire transfer shall set forth the name of the Company, a reference to “3% Series 2012-B Senior Notes due December 24, 2024, PPN 806407C*” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director

Schedule A-22

(3)	Address for Delivery of Notes:

(a)   Send physical security by nationwide overnight delivery service to:

The Depository Trust Company

570 Washington Boulevard, 5th Floor

Jersey City, NJ 07310

Please include in the cover letter accompanying the

Notes a reference to the Purchaser’s account number

(Medica Health Systems; Account Number:

316194).

(b)   Send copy by email:

Thais.alexander@prudential.com

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 41-1242261

Schedule A-23

		2010-A Notes	2012-A Notes	2012-B Notes	2014-A Notes	2017-A Notes	2018-A Notes
	THE INDEPENDENT ORDER OF FORESTERS	-0-	-0-	-0-	$3,800,000	-0-	-0-

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

	State Street Bank and Trust Co 801 Pennsylvania Ave. Kansas City, MO 64105 ABA No.: 011000028 DDA Account No.: 10340438 Ref: IOF Trust Prvt Placements - DT1Z

	Each such wire transfer shall set forth the name of the Company, a reference to “3.19% Series 2014-A Senior Notes due June 2, 2021, PPN 806407C@9” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Schedule A-24

(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

The Independent Order of Foresters

789 Don Mills Road

Toronto, Ontario, Canada

M3C 1T9

Attention: Investment Services Department

Schedule A-25

(3)	Address for Delivery of Notes:

(a)   Send physical security by nationwide overnight delivery service to:

DTCC

Newport Office Center

570 Washington Blvd

Jersey City, NJ 07310

Attention: 5th floor/NY Window/Robert Mendez

FBO:                    State Street Bank and Trust Company

DTC:                    Participant # 997/DT1Z

Agent Bank #:      26022

BIC:                      SBOSUS3FXXX

(b)   Send copy by email:

Thais.alexander@prudential.com

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 98-0000680

Schedule A-26

		2010-A Notes	2012-A Notes	2012-B Notes	2014-A Notes	2017-A Notes	2018-A Notes
	FARMERS INSURANCE EXCHANGE	-0-	-0-	-0-	$12,180,000	-0-	$7,504,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA: 021000021 Beneficiary Account No: 9009000200 Beneficiary Account Name: JPMorgan Income Ultimate Beneficiary: P13939 Farmers Insurance Exchange

Each such wire transfer shall set forth the name of the Company, a reference to “3.19% Series 2014-A Senior Notes due June 2, 2021, PPN 806407C@9; and 3.32% Series 2018-A Senior Notes due January 2, 2028, PPN 806407 E@7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Farmers 4680 Wilshire Blvd. Los Angeles, CA 90010 Attention: Treasury

Schedule A-27

Treasury: Treasury Manager 323-932-3450 usw.treasury.farmers@farmersinsurance.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

Mailing Address (for overnight mail) JPMorgan Chase Bank, N.A. Physical Receive Department 4 Chase Metrotech Center 3rd Floor Brooklyn, NY 11245-0001 Attention: Brian Cavanaugh, Tel. 718-242-0264

Street Deliveries (via messenger or walk up)
JPMorgan Chase Bank, N.A. 4 Chase Metrotech Center 1st Floor, Window 5 Brooklyn, NY 11245-0001 Attention: Physical Receive Department

(Use Willoughby Street Entrance)

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (“P13939—Farmers Insurance Exchange”) and CUSIP information.

(b) Send copy by email:

Thais.alexander@prudential.com

Schedule A-28

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 95-2575893

Schedule A-29

		2010-A Notes	2012-A Notes	2012-B Notes	2014-A Notes	2017-A Notes	2018-A Notes

	MID CENTURY INSURANCE COMPANY	0-	-0-	-0-	$5,220,000	-0-	$3,216,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA: 021000021 Beneficiary Account No: 9009000200 Beneficiary Account Name: JPMorgan Income Ultimate Beneficiary: G23628 Mid Century Insurance Company

Each such wire transfer shall set forth the name of the Company, a reference to “3.19% Series 2014-ASenior Notes due June 2, 2021, PPN 806407C@9; and 3.32% Series 2018-A Senior Notes due January 2, 2028, PPN 806407 E@7” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Farmers 4680 Wilshire Blvd. Los Angeles, CA 90010 Attention: Treasury

Schedule A-30

Treasury: Treasury Manager 323-932-3450 usw.treasury.farmers@farmersinsurance.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

Mailing Address (for overnight mail) JPMorgan Chase Bank, N.A. Physical Receive Department 4 Chase Metrotech Center 3rd Floor Brooklyn, NY 11245-0001 Attention: Brian Cavanaugh, Tel. 718-242-0264

Street Deliveries (via messenger or walk up) JPMorgan Chase Bank, N.A. 4 Chase Metrotech Center 1st Floor, Window 5 Brooklyn, NY 11245-0001 Attention: Physical Receive Department

(Use Willoughby Street Entrance)

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (“G23628—Mid Century Insurance Company”) and CUSIP information.

(b) Send copy by email:

Thais.alexander@prudential.com

Schedule A-31

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 95-6016640

Schedule A-32

		2010-A Notes	2012-A Notes	2012-B Notes	2014-A Notes	2017-A Notes	2018-A Notes

	PHYSICIANS MUTUAL INSURANCE COMPANY	-0-	-0-	-0-	$3,800,000	-0-	-0-

Notes/Certificates to be registered in the name of: How & Co.

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Northern Trust Company Chicago, IL ABA No.: 071000152

Account Name: Physicians Mutual Insurance Company Account No.: 26-27099

Each such wire transfer shall set forth the name of the Company, a reference to “3.19% Series 2014-A Senior Notes due June 2, 2021, PPN 806407C@9” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Schedule A-33

Physicians Mutual Insurance Company 2600 Dodge Street Omaha, NE 68131 Attention: Steve Scanlan

Facsimile: (402) 633-1096

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

Northern Trust Co Trade Securities Processing 801 South Canal Street C1N Chicago, IL 60607

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account: Physicians or Physicians Core: Account Number: 26-27099

(b) Send copy by email:

Thais.alexander@prudential.com

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 47-0270450

Schedule A-34

		2010-A Notes	2012-A Notes	2012-B Notes	2014-A Notes	2017-A Notes	2018-A Notes

	ZURICH AMERICAN INSURANCE COMPANY	-0-	-0-	-0-	-0-	$9,600,000	-0-

Notes/Certificates to be registered in the name of: Hare & Co., LLC

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York Mellon New York, NY ABA No: 021000018 Account Name: ZAIC Private Placements Account No.: 3991418400

Each such wire transfer shall set forth the name of the Company, a reference to “3.42% Series 2017-A Senior Notes due June 16, 2027, PPN 806407D*0” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 1114 Avenue of the Americas, 30th Floor New York, NY 10036 Attention: Managing Director

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Zurich North America Attn: Treasury 3rd Flr West Bar 1299 Zurich Way Schaumburg, IL 60196

Schedule A-35

Contact: usz.fa.treasury@zurichna.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

The Depository Trust Company 570 Washington Blvd - 5th floor Jersey City, NJ 07310

Attention: BNY Mellon/Branch Deposit Department

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (Zurich American Insurance Co.-Private Placements; Account Number: 399141).

(b) Send copy by email:

Thais.alexander@prudential.com

and

Private.Disbursements@Prudential.com

(4)	Tax Identification No.: 36-4233459

Schedule A-36

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptance” is defined in Section 2.5.

“Acceptance Day” is defined in Section 2.5.

“Acceptance Window” means, with respect to any Quotation, the time period designated by Prudential during which the Company may elect to accept such Quotation. The Acceptance Window with respect to any Quotation is expected to be two minutes, but may be a shorter period if Prudential so elects.

“Accepted Note” is defined in Section 2.5.

“Acquisition Spike” is defined in Section 10.9.

“Additional Subsidiary Guarantor” means, at any time, each Subsidiary of the Company which is (a) a guarantor of the obligations of the Company or any Subsidiary under a Principal Credit Facility or (b) a borrower or other obligor under a Principal Credit Facility.

“Affiliate” means, at any time, (a)with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 25% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 25% or more of any class of voting or equity interests and (c) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential or any Prudential Affiliate acts as investment advisor or portfolio manager. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Second Amended and Restated Multicurrency Private Shelf Agreement, including all Schedules and Exhibits attached to this Agreement.

“Animal Health Business” means the “Spinco Business”, as defined in the Spinco Merger Agreement.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA Patriot Act.

Schedule B-1

“Applicable Currency” means (a) with respect to any Notes denominated in Dollars, Dollars, (b) with respect to any Notes denominated in Euros, Euros, (c) with respect to any Notes denominated in British Pounds, British Pounds, and (d) with respect to any Notes denominated in Australian Dollars, Australian Dollars.

“Australian Dollars” or “A$” means the lawful currency of Australia.

“Authorized Officer” means (a) in the case of the Company, its chief executive officer, its chief financial officer, any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company in the Information Schedule attached hereto or any other Person authorized by the Company to act on behalf of the Company and designated as an “Authorized Officer” of the Company for the purpose of this Agreement in an Officer’s Certificate executed by the Company’s chief executive officer or chief financial officer and delivered to Prudential, and (b) in the case of Prudential, any officer of Prudential designated as its “Authorized Officer” in the Information Schedule or any officer of Prudential designated as its “Authorized Officer” for the purpose of this Agreement in a certificate executed by one of its Authorized Officers or a lawyer in its law department. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

“Available Currencies” means Dollars, Euros, British Pounds and Australian Dollars.

“Available Facility Amount” is defined in Section 2.1.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person owned or controlled by, or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“British Pound” and “£” means the lawful currency of Great Britain.

“Business Day” means (a) other than as provided in clauses (b) and (c) below, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are authorized or required to be closed or (with respect to Euros) a day which is not a TARGET Settlement Day, (b) for purposes of Section 2.3 only, any day which is both a New York Business Day and a day on which Prudential is open for business and (c) for purposes of Section

Schedule B-2

8.6, (i) if with respect to Notes denominated in Dollars, a New York Business Day, (ii) if with respect to Notes denominated in British Pounds, any day which is both a New York Business Day and a day on which commercial banks are not required or authorized to be closed in London, England, (iii) if with respect to Notes denominated in Euros, any day which is both a New York Business Day and a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor thereto) is open for the settlement of payments in Euros (a “TARGET Settlement Day”), and (iv) if with respect to Notes denominated in Australian Dollars, any day which is both a New York Business Day and a day on which commercial banks in are not required or authorized to be closed in Sydney, Australia.

“Cancellation Date” is defined in Section 2.7(c).

“Cancellation Fee” is defined in Section 2.7(c).

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP (without giving effect to any subsequent changes in GAAP arising out of a change described in the Proposed Accounting Standards Update to Leases (Topic 840) dated August 17, 2010, or a substantially similar pronouncement, in each case, if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the date hereof).

“Change in Control” means (a) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (i) acquiring or having acquired beneficial interest of 50% or more of any outstanding class of equity interests having ordinary voting power in the election of the directors of the Company (other than the aggregate beneficial ownership of the Persons who are officers or directors of the Company on the date of this Agreement) or (ii) obtaining or having obtained the power (whether or not exercised) to elect a majority of the Company’s directors or (b) the board of directors of the Company ceasing to consist of a majority of Continuing Directors.

“Change in Control Response Date” is defined in Section 8.7(a).

“Closing” is defined in Section 3.1.

“Closing Day” means (a) the Restatement Date and (b) with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Confirmation of Acceptance for such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the “Closing Day” for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to Section 3.2, the Closing Day for such Accepted Note, for all purposes of this Agreement except references to “original Closing Day” in Section 2.7(b), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

Schedule B-3

“Company” means Henry Schein, Inc., a Delaware corporation, or any successor that becomes such in the manner prescribed in Section 10.2(a).

“Company Notice” is defined in Section 8.7(a).

“Confidential Information” is defined in Section 20.

“Confirmation of Acceptance” is defined in Section 2.5.

“Consolidated EBITDA” means, for any period, Consolidated Operating Income plus, without duplication, (a) Consolidated Interest Income, (b) depreciation, (c) amortization and (d) all non-cash charges, (e) all non-recurring, unusual or extraordinary charges, costs and expenses, and (f) restructuring, consolidation, transaction, integration or other similar charges and expenses; provided that the aggregate amount under this clause (f) for any applicable period shall not exceed 10% of Consolidated EBITDA for such period, in each case, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

“Consolidated Interest Income” means, for any period, the interest income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

“Consolidated Gross Profit” means, for any period, net sales less cost of sales of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

“Consolidated Leverage Ratio” means at any date of determination, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for the period of four fiscal quarters of the Company ending on (or most recently ended prior to) such date.

“Consolidated Operating Expenses” means, for any period, total expenses related to salaries, employee benefits and general and administrative expenses of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

“Consolidated Operating Income” means, for any period, Consolidated Gross Profit less Consolidated Operating Expenses of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

“Consolidated Total Assets” means, at any date of determination, the net book value of all assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Schedule B-4

“Consolidated Total Debt” means, at any date of determination, without duplication, the aggregate amount of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, any Indebtedness permitted pursuant to Section 10.6(b)(ix) or any Guarantee Obligation of the Company in respect of Indebtedness permitted pursuant to Section 10.6(b)(viii) shall not be included in Consolidated Total Debt.

“Continuing Directors” means, as to the Company, the directors of the Company on the date of this Agreement and each other director of the Company whose nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Covenant Reset Date” is defined in Section 10.9.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” with respect to any Note, has the meaning given in such Note.

“Delayed Delivery Fee” is defined in Section 2.7(b).

“Disclosure Documents” is defined in Section 5.3.

“Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disposition Prepayment Notice” is defined in Section 8.8(a).

“Disposition Value” means:

(a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such Disposition in good faith by the Company; and

(b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding Equity Interests of such

Schedule B-5

Subsidiary (assuming, in making such calculations, that all securities convertible into such Equity Interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the Disposition thereof, in good faith by the Company.

“Dollar Equivalent” means, with respect to any Notes or Accepted Notes denominated or to be denominated in any Available Currency other than Dollars (“Non-Dollar Notes”), the Dollar equivalent of the principal amount of such Non-Dollar Notes, in each case as set forth in the records of Prudential.

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“DVM” is defined within the definition of “Spin Off”.

“EDGAR” is defined in Section 5.3.

“Environmental Laws” means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions by any Governmental Authority relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“EONIA” means (i) the applicable overnight rate calculated by the Banking Federation of the European Union for the relevant Business Day, displayed on the EONIA Screen of Reuters, or such other display as may replace page 247 on the EONIA Screen of Reuters, displaying the appropriate rate or (ii) if no such rate is displayed on such EONIA Screen or other display, the arithmetic mean of the rates (rounded upwards to four decimal places) as quoted by Citibank N.A. to leading banks in the European interbank market, at or about 7.00 p.m. Central European time on such day for the offering of deposits in euro for the period from one Business Day to the immediately following Business Day and, in relation to a day that is not a Business Day, EONIA for the immediately preceding Business Day.

“Equity Interests” means any and all shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Euro” or “€” means the unit of single currency of the Participating Member States.

Schedule B-6

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

“Existing Credit Facility” means the $750,000,000 Credit Agreement, dated as of April 18, 2017, among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the syndication agent and lenders party thereto and JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as joint lead arrangers and joint bookrunners, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Existing Notes” means, collectively, (a) the Series 2010-A Notes, (b) the Series 2012-A Notes, (c) the Series 2012-B Notes, (d) the Series 2014-A Notes, (e) the Series 2017-A Notes and (f) the Series 2018-A Notes.

“Facility” is defined in Section 2.1.

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

“Financing Documents” means, collectively, this Agreement, the Notes, any Subsidiary Guarantee, any Request for Purchase, any Confirmation of Acceptance and all other instruments and documents executed or delivered to or in favor of Prudential or any holder of a Note in connection therewith.

“Foreign Subsidiary” means any Subsidiary incorporated or otherwise organized in any jurisdiction outside the United States of America, its territories and possessions.

“Four Quarter Period” is defined in Section 10.9.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision of either thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or a material part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

Schedule B-7

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Group” means the Company and its Subsidiaries from time to time and “member of the Group” means any one of them.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other unrelated third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

Schedule B-8

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Treasury Note(s)” means, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money (including obligations evidenced by notes, bonds, debentures or other similar instruments) and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b) its liabilities for the deferred purchase price of property or services acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

Schedule B-9

(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f) all indebtedness of such Person, determined in accordance with GAAP, arising out of a Receivables Transaction;

(g) any Guarantee Obligations of such Person;

(h) all obligations of such Person secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided, however, that in the event that liability of such Person is non-recourse to such Person and is recourse only to specified property owned by such Person, the amount of Indebtedness attributed thereto shall not exceed the greater of the Fair Market Value of such property or the net book value of such property; and

(i) for the purposes of determining the outstanding principal amount of Indebtedness for the purposes of Section 11(f) only (except to the extent otherwise included above), all obligations of such Person in respect of Swap Contracts; provided that the “principal amount” of the obligations of such Person in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Contract were terminated at such time.

The Indebtedness of any Person shall (A) include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is actually liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not actually liable therefore, and (B) include all obligations of such Person of the character described in clauses (a) through (i) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“INHAM Exemption” is defined in Section 6.2(e).

“Initial Private Shelf Agreement” means that certain Private Shelf Agreement, dated August 9, 2010, among the Company, Prudential and purchasers party thereto, as amended by that certain letter agreement dated as of April 27, 2012 and that certain letter agreement dated as of September 22, 2014.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5.0% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

Schedule B-10

“Issuance Period” is defined in Section 2.2.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, hypothecation, assignment, deposit arrangement, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements) or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” is defined in Section 10.9.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

“MetLife Shelf Agreement” means that certain Second Amended and Restated Multicurrency Master Note Purchase Agreement, dated June 29, 2018, by and among the Company, Metropolitan Life Insurance Company, MetLife Investment Advisors Company, LLC and the purchasers party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“New York Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York are required or authorized to be closed.

“New York Life Shelf Agreement” means that certain Second Amended and Restated Master Note Facility, dated June 29, 2018, by and among the Company, NYL Investors LLC and the purchasers from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Notes” is defined in Section 1.4.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

Schedule B-11

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Optional Subsidiary Guarantee” is defined in Section 9.8(b).

“Optional Subsidiary Guarantor” is defined in Section 9.8(b).

“Original Closing Date” means September 15, 2017.

“Original Notes” is defined in Section 1.1.

“Original Purchasers” means, collectively, the Series 2010-A Purchasers, the Series 2012-A Purchasers, the Series 2012-B Purchasers, the Series 2014-A Purchasers, the Series 2017-A Purchasers and the Series 2018-A Purchasers.

“Original Series 2010-A Notes” is defined in Section 1.1.

“Original Series 2012-A Notes” is defined in Section 1.1.

“Original Series 2012-B Notes” is defined in Section 1.1.

“Original Series 2014-A Notes” is defined in Section 1.1.

“Original Series 2017-A Notes” is defined in Section 1.1.

“Original Series 2018-A Notes” is defined in Section 1.1.

“Original Shelf Agreement” is defined in Section 1.1.

“Overnight Interest Rate” means with respect to an Accepted Note denominated in a currency other than Dollars, the actual rate of interest, if any, received by the Purchaser which intends to purchase such Accepted Note on the overnight deposit of the funds intended to be used for the purchase of such Accepted Note, it being understood that reasonable efforts will be made by or on behalf of the Purchaser to make any such deposit in an interest bearing account.

“Participating Member State” means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

Schedule B-12

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Principal Credit Facility” means any agreement, instrument or facility, and any renewal, refinancing, refunding or replacement thereof, or any two or more of any of the foregoing forming part of a common interrelated financing or other transaction (collectively, a “Credit Agreement”) in respect of which any member of the Group is a borrower, guarantor or other obligor, providing for the incurrence of Indebtedness by the Group in an aggregate principal amount equal to or in excess of $200,000,000 (or the equivalent thereof in any other currency), regardless of the principal amount outstanding thereunder from time to time. For the avoidance of doubt, each of the Existing Credit Facility, the MetLife Shelf Agreement and the New York Life Shelf Agreement is a Principal Credit Facility.

“Pro Rata Portion” means, with respect to a Note and the prepayment of Indebtedness in respect of Section 10.7, the portion of such Note equal to (a) the aggregate amount of the proceeds to be used in the prepayment or repayment of all Indebtedness pursuant to Section 10.7(g) (including the Notes) multiplied by (b) a fraction, the numerator of which is the aggregate principal amount of such Note and the denominator of which is the aggregate principal amount of all such Indebtedness to be prepaid or repaid in accordance with Section 10.7(g).

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudential” is defined in the addressee line to this Agreement.

“Prudential Affiliate” means any Affiliate of Prudential.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the addressee line to this Agreement.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Quotation” shall have the meaning provided in paragraph 2.4.

“Receivables” means any accounts receivable of any Person, including, without limitation, any thereof constituting or evidenced by chattel paper, instruments or general intangibles, and all proceeds thereof and rights (contractual and other) and collateral related thereto.

Schedule B-13

“Receivables Subsidiary” means any special purpose, bankruptcy-remote Subsidiary that purchases Receivables generated by the Company or any of its Subsidiaries.

“Receivables Transaction” means any transaction or series of transactions providing for the financing of Receivables of the Company or any of its Subsidiaries, involving one or more sales, contributions or other conveyances by the Company or any of its Subsidiaries of its/their Receivables to Receivables Subsidiaries which finance the purchase thereof by means of the incurrence of Indebtedness or otherwise. Notwithstanding anything contained in the foregoing to the contrary: (a) no portion of the Indebtedness (contingent or otherwise) with respect to any Receivables Transactions shall (i) be guaranteed by the Company or any of its Subsidiaries, (ii) involve recourse to the Company or any of its Subsidiaries (other than the relevant Receivables Subsidiary), or (iii) require or involve any credit support or credit enhancement from the Company or any of its Subsidiaries (other than the relevant Receivables Subsidiary), provided that the Company and its Subsidiaries will be permitted to agree to representations, warranties, covenants and indemnities that are reasonably customary in accounts receivable securitization transactions of the type contemplated (none of which representations, warranties, covenants or indemnities will result in recourse to the Company or any of its Subsidiaries (other than the relevant Receivables Subsidiary) beyond the limited recourse that is reasonably customary in accounts receivable securitization transactions of the type contemplated); and (b) the securitization facility and structure relating to such Receivables Transactions shall be on market terms and conditions customary for Receivables transactions of the type contemplated.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Request for Purchase” is defined in Section 2.3.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Rescheduled Closing Day” is defined in Section 3.2.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restatement Closing” means the closing of the amendment and restatement of the Original Private Shelf Agreement and the Original Notes.

“Restatement Date” means June 29, 2018.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

Schedule B-14

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” is defined in Section 1.4.

“Series 2010-A Notes” is defined in Section 1.3(a).

“Series 2012-A Notes” is defined in Section 1.3(b).

“Series 2012-B Notes” is defined in Section 1.3(c).

“Series 2014-A Notes” is defined in Section 1.3(d).

“Series 2017-A Notes” is defined in Section 1.3(e).

“Series 2018-A Notes” is defined in Section 1.3(f).

“Series 2010-A Purchaser” means each of the Persons whose names appear on Schedule A attached hereto as a holder of Series 2010-A Notes.

“Series 2012-A Purchaser” means each of the Persons whose names appear on Schedule A attached hereto as a holder of Series 2012-A Notes.

“Series 2012-B Purchaser” means each of the Persons whose names appear on Schedule A attached hereto as a holder of Series 2012-B Notes.

“Series 2014-A Purchaser” means each of the Persons whose names appear on Schedule A attached hereto as a holder of Series 2014-A Notes.

“Series 2017-A Purchaser” means each of the Persons whose names appear on Schedule A attached hereto as a holder of Series 2017-A Notes.

“Series 2018-A Purchaser” means each of the Persons whose names appear on Schedule A attached hereto as a holder of Series 2018-A Notes.

“Shelf Closing” means, with respect to any Series of Shelf Notes, the closing of the sale and purchase of such Series of Shelf Notes.

“Shelf Notes” is defined in Section 1.4.

“Significant Subsidiary” means:

(a) each domestic (i.e., incorporated or organized in the United States or any state or territory thereof; hereinafter, “domestic”) Wholly-Owned Subsidiary formed or acquired by the Company or any direct or indirect Subsidiary (whether existing at the date hereof, or formed or acquired after the date hereof), if such Subsidiary or entity, after giving effect to the formation/acquisition of the same, has total assets that exceed five percent of domestic “Consolidated Total Assets,” (hereinafter, the “Asset Threshold”) valued as of the occurrence/closing of such formation/acquisition or as of the last day of any fiscal year thereafter;

Schedule B-15

(b) each Domestic Subsidiary (whether existing at the date hereof, or formed or acquired after the date hereof) in which the Company or any Subsidiary Guarantor (if any) has, directly or indirectly, a 66.67% or greater but less than 100% ownership interest which becomes or is a Subsidiary if such Subsidiary, after giving effect to the formation/acquisition of the same, has total assets that exceed the Asset Threshold, valued as of the occurrence/closing of such formation/acquisition or as of the last day of any fiscal year thereafter; and

(c) each Subsidiary that is a borrower under the Existing Credit Agreement;

provided that if at any time after the date of this Agreement a Principal Credit Facility provides an Asset Threshold greater than five percent but less than or equal to ten percent, then such Asset Threshold therein shall be deemed incorporated herein.

“Source” is defined in Section 6.2.

“Spin Off” means the dividend of the Equity Interests of Spinco to Spinco’s stockholders in one or more transactions pursuant to that certain Contribution and Distribution Agreement, dated as of April 20, 2018 (the “Spinco Contribution and Distribution Agreement”), by and among the Company, Spinco, Direct Vet Marketing, Inc. (“DVM”) and Shareholder Representative Services LLC, solely in its capacity as the representative of DVM’s stockholders.

“Spin Off Termination” means the termination or abandonment of that certain Agreement and Plan of Merger, dated as of April 20, 2018 (the “Spinco Merger Agreement”), by and among the Company, Spinco, HS Merger Sub, Inc., DVM and Shareholder Representative Services LLC, solely in its capacity as the representative of DVM’s stockholders, pursuant to Section 8.1 thereof prior to the consummation of the Spin Off.

“Spinco” means HS Spinco, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of the Company.

“Spinco Contribution and Distribution Agreement” is defined within the definition of “Spin Off”.

“Spinco Merger Agreement” is defined within the definition of “Spin Off Termination”.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Structuring Fee” is defined in Section 2.7(a).

Schedule B-16

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantee” means an agreement substantially in the form of the subsidiary guarantee attached hereto as Exhibit 9.8.

“Subsidiary Guarantor” means any Additional Subsidiary Guarantor and any Optional Subsidiary Guarantor, in each case which executes and delivers a Subsidiary Guarantee pursuant to the terms hereof.

“Subsidiary Stock” means, with respect to any Person, the Equity Interests of any Subsidiary of such Person.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for income tax purposes, other than any such lease under which such Person is the lessor.

Schedule B-17

“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Schedule B-18

EXHIBIT 1.3(a)

[FORM OF SERIES 2010-A NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, NEITHER MAY BE SOLD NOR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER APPLICABLE LAWS.

HENRY SCHEIN, INC.

3.79% SERIES 2010-A SENIOR NOTE DUE SEPTEMBER 2, 2020

No. 2010-A-[            ]

PPN: 806407A#9

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE: 3.79%

INTEREST PAYMENT PERIOD: March 2nd and September 2nd of each year, commencing March 2, 2011

FINAL MATURITY DATE: September 20, 2020

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: Final Maturity Date

For Value Received, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS ($[                    ]) on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid), with interest (computed on the basis of a 360-day year of twelve 30 day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable semi-annually, on the 2nd day of March and September in each year, commencing with the March or September next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Shelf Agreement referred to below.

Exhibit 1.3(a)-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 (as from time to time amended, restated, supplemented or otherwise modified from time to time, the “Shelf Agreement”), between the Company, PGIM, Inc. and each Prudential Affiliate which becomes a party thereto and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Shelf Agreement and (ii) made the representation set forth in Section 6.2 of the Shelf Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Shelf Agreement.

This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Shelf Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Shelf Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

HENRY SCHEIN, INC.

By

Name:
Title:

Exhibit 1.3(a)-2

EXHIBIT 1.3(b)

[FORM OF SERIES 2012-A NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, NEITHER MAY BE SOLD NOR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER APPLICABLE LAWS.

HENRY SCHEIN, INC.

3.45% SERIES 2012-A SENIOR NOTE DUE JANUARY 20, 2024

No. 2012-A-[            ]

PPN: 806407B@0

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE: 3.45%

INTEREST PAYMENT PERIOD: January 20th and July 20th of each year, commencing July 20, 2012

FINAL MATURITY DATE: January 20, 2024

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: Final Maturity Date

For Value Received, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS ($[                    ]) on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid), with interest (computed on the basis of a 360-day year of twelve 30 day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable semi-annually, on the 20th day of January and July in each year, commencing with the January or July next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Shelf Agreement referred to below.

Exhibit 1.3(b)-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 (as from time to time amended, restated, supplemented or otherwise modified from time to time, the “Shelf Agreement”), between the Company, PGIM, Inc. and each Prudential Affiliate which becomes a party thereto and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Shelf Agreement and (ii) made the representation set forth in Section 6.2 of the Shelf Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Shelf Agreement.

This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Shelf Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Shelf Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

HENRY SCHEIN, INC.

By

Name:
Title:

Exhibit 1.3(b)-2

EXHIBIT 1.3(c)

[FORM OF SERIES 2012-B NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, NEITHER MAY BE SOLD NOR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER APPLICABLE LAWS.

HENRY SCHEIN, INC.

3.00% SERIES 2012-B SENIOR NOTE DUE DECEMBER 24, 2024

No. 2012-B-[            ]

PPN: 806407 C*1

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE: 3.00%

INTEREST PAYMENT PERIOD: June 24th and December 24th of each year, commencing

June 24, 2013

FINAL MATURITY DATE: December 24, 2024

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: Final Maturity Date

For Value Received, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS ($[                    ]) on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid), with interest (computed on the basis of a 360-day year of twelve 30 day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable semi-annually, on the 24th day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Shelf Agreement referred to below.

Exhibit 1.3(c)-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 (as from time to time amended, restated, supplemented or otherwise modified from time to time, the “Shelf Agreement”), between the Company, PGIM, Inc. and each Prudential Affiliate which becomes a party thereto and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Shelf Agreement and (ii) made the representation set forth in Section 6.2 of the Shelf Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Shelf Agreement.

This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Shelf Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Shelf Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

HENRY SCHEIN, INC.

By

Name:
Title:

Exhibit 1.3(c)-2

EXHIBIT 1.3(d)

[FORM OF SERIES 2014-A NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, NEITHER MAY BE SOLD NOR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER APPLICABLE LAWS.

HENRY SCHEIN, INC.

3.19% SERIES 2014-A SENIOR NOTE DUE JUNE 2, 2021

No. 2014-A-[            ]

PPN: 806407 C@9

ORIGINAL PRINCIPAL AMOUNT: $

ORIGINAL ISSUE DATE:

INTEREST RATE: 3.19%

INTEREST PAYMENT PERIOD: June 2nd and December 2nd of each year, commencing

December 2, 2014

FINAL MATURITY DATE: June 2, 2021

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: Final Maturity Date

For Value Received, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS ($[                    ]) on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid), with interest (computed on the basis of a 360-day year of twelve 30 day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable semi-annually, on the 2nd day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Shelf Agreement referred to below.

Exhibit 1.3(d)-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 (as from time to time amended, restated, supplemented or otherwise modified from time to time, the “Shelf Agreement”), between the Company, PGIM, Inc. and each Prudential Affiliate which becomes a party thereto and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Shelf Agreement and (ii) made the representation set forth in Section 6.2 of the Shelf Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Shelf Agreement.

This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Shelf Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Shelf Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

HENRY SCHEIN, INC.

By

Name:
Title:

Exhibit 1.3(d)-2

EXHIBIT 1.3(e)

[FORM OF SERIES 2017-A NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, NEITHER MAY BE SOLD NOR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER APPLICABLE LAWS.

HENRY SCHEIN, INC.

3.42% SERIES 2017-A SENIOR NOTE DUE JUNE 16, 2027

No. 2017-A-[            ]

PPN: 806407 D*0

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE: 3.42%

INTEREST PAYMENT PERIOD: SEMI-ANNUALLY IN ARREARS

FINAL MATURITY DATE: JUNE 16, 2027

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: FINAL MATURITY DATE

For Value Received, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] Dollars ($[                    ]) on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid),with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable semi-annually, on the 16th day of June and December in each year, commencing with the June 16 or December 16 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Shelf Agreement referred to below.

Exhibit 1.3(e)-1

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 (as from time to time amended, restated, supplemented or otherwise modified from time to time, the “Shelf Agreement”), between the Company, PGIM, Inc. and each Prudential Affiliate which becomes a party thereto and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Shelf Agreement and (ii) made the representation set forth in Section 6.2 of the Shelf Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Shelf Agreement.

This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Shelf Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Shelf Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

HENRY SCHEIN, INC.

By

Name:
Title:

Exhibit 1.3(e)-2

[FORM OF SERIES 2018-A NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, NEITHER MAY BE SOLD NOR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER APPLICABLE LAWS.

HENRY SCHEIN, INC.

3.32% SERIES 2018-A SENIOR NOTE DUE JANUARY 2, 2028

No. RA-[            ]

PPN: 806407 E@7

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE: JANUARY 2, 2018

INTEREST RATE: 3.32%

INTEREST PAYMENT PERIOD: SEMI-ANNUALLY IN ARREARS

FINAL MATURITY DATE: JANUARY 2, 2028

PRINCIPAL PREPAYMENT DATES AND AMOUNTS: FINAL MATURITY DATE

For Value Received, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] Dollars on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable semi-annually, on the 2nd day of January and July in each year, commencing with the January 2nd or July 2nd next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Shelf Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 (as from time to time amended, restated, supplemented or otherwise modified from time to time, the “Shelf Agreement”), between the Company, PGIM, Inc. and each Prudential Affiliate which becomes a party thereto and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Shelf Agreement and (ii) made the representation set forth in Section 6.2 of the Shelf Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Shelf Agreement.

This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Shelf Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Shelf Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

HENRY SCHEIN, INC.

By

Name:
Title:

Exhibit 1.3(f)-2

EXHIBIT 1.4

[FORM OF SHELF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, NEITHER MAY BE SOLD NOR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER APPLICABLE LAWS.

HENRY SCHEIN, INC.

[            ]% SERIES         SENIOR NOTE DUE [                    ,             ]

No. [            ]

PPN[                    ]

ORIGINAL PRINCIPAL AMOUNT:

ORIGINAL ISSUE DATE:

INTEREST RATE:

INTEREST PAYMENT PERIOD:

FINAL MATURITY DATE:

PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

For Value Received, the undersigned, HENRY SCHEIN, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                            ] [Dollars][Euros][British Pounds][Australian Dollars] [on the Final Maturity Date specified above (or so much thereof as shall not have been prepaid),][, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of [a 360-day year of twelve 30-day months]7 [the actual number of days elapsed and a 365-day year]8) (a) on the unpaid balance hereof at the Interest Rate per annum specified above, plus any Acquisition Spike in effect at any time, payable [quarterly][semi-annually], on the [        ] day of [                    ], [                    ], [                    ] and [                    ] in each year, commencing with the [                    ], [                    ], [                    ] or [                    ] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum (the “Default Rate”) from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over [the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime rate”]9 [EONIA]10, payable [quarterly][semi-annually] as aforesaid (or, at the option of the registered holder hereof, on demand).

[7]	Use for Notes denominated in Dollars, Euros or Australian Dollars.
[8]	Use for Notes denominated in British Pounds.
[9]	Use for Notes denominated in Dollars, British Pounds or Australian Dollars.
[10]	Use for Notes denominated in Euros.

Exhibit 1.4-1

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in [lawful money of the United States of America] [the single currency of the European Union] [lawful money of the United Kingdom] [lawful money of Australia] at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Shelf Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 (as from time to time amended, restated, supplemented or otherwise modified from time to time, the “Shelf Agreement”), between the Company, PGIM, Inc. and each Prudential Affiliate which becomes a party thereto and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Shelf Agreement and (ii) made the representation set forth in Section 6.2 of the Shelf Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Shelf Agreement.

This Note is a registered Note and, as provided in the Shelf Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

[The Company will make required prepayments of principal on the dates and in the amounts specified above and in the Shelf Agreement.] [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Shelf Agreement, but not otherwise.] [This Note is not subject to prepayment.]

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Shelf Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

HENRY SCHEIN, INC.

By

Name:
Title:

Exhibit 1.4-2

EXHIBIT 2

[FORM OF ]REQUEST FOR PURCHASE

HENRY SCHEIN, INC.

PRIVATE SHELF AGREEMENT

Reference is made to the Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Henry Schein, Inc. (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

Pursuant to Section 2.3 of the Agreement, the Company hereby makes the following Request for Purchase:

1.	Currency: [Dollars/Euros/British Pounds/Australian Dollars]

2.	Aggregate principal amount of

the Shelf Notes covered hereby

(the “Notes”): [$][€][£][A$]                    11

3.	Interest Rate: [•]%

4.	Interest Payment Period: [Quarterly][Semi-annually]

5.	Individual specifications of the Notes:

Principal Final Principal Amount	Prepayment Maturity Date	Dates and Amounts

6.	Use of proceeds of the Notes:

7.	Proposed day for the closing

of the purchase and sale of the Notes:

8.	The purchase price of the Notes is to be transferred to:

Name and Address
and ABA Routing Number of
Number of Bank Account

[11]	Minimum principal amount of $5,000,000 (or its equivalent in the Available Currency).

Exhibit 2-1

9.	The Company certifies that (a) [except as set forth on Exhibit A hereto,] all of the representations and warranties contained in Section 5 of the Agreement are true on and as of the date of this Request for Purchase (except with respect to Section 5.8 of the Shelf Agreement, as disclosed in the Company’s Quarterly Report on Form 10-Q or in the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission and provided to Prudential and each holder of Notes that is an Institutional Investor at least five Business Days prior to the date when such representation and warranty is made) and (b) on the date of this Request for Purchase no Default or Event of Default has occurred and is continuing.

Dated: [•] 20[•]

Henry Schein, Inc.

By:
Authorized Officer

Exhibit 2-2

EXHIBIT A

SUPPLEMENTAL REPRESENTATIONS

The Section references hereinafter set forth correspond to the similar sections of the Agreement which are supplemented hereby:

Exhibit 2-3

EXHIBIT 3

[FORM OF ]CONFIRMATION OF ACCEPTANCE

HENRY SCHEIN, INC.

PRIVATE SHELF AGREEMENT

Reference is made to the Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Henry Schein, Inc. (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

Prudential or the Prudential Affiliate which is named below as a Purchaser of Shelf Notes hereby confirms the representations as to such Shelf Notes set forth in Section 6 of the Agreement, and agrees to be bound by the provisions of the Agreement applicable to the Purchasers or holders of the Notes.

Pursuant to Section 2.5 of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I. Accepted Notes: Aggregate principal amount [$][€][£][A$][•]

(A)	(a)Name of Purchaser:

(b) Principal amount:

(c) Final maturity date:

(d) Principal prepayment dates and amounts:

(e) Interest rate:

(f) Interest payment period: [quarterly][semi-annually] in arrears

(g) Payment and notice instructions: As set forth on attached Purchaser Schedule

(B)	(a)Name of Purchaser:

(b) Principal amount:

(c) Final maturity date:

(d) Principal prepayment dates and amounts:

(e) Interest rate:

Exhibit 3-1

(f) Interest payment period: [quarterly][semi-annually] in arrears

(g) Payment and notice instructions: as set forth on attached Purchaser Schedule

[(C), (D)..... same information as above.]

II.	Closing Day: [•], 20[•].

HENRY SCHEIN, INC.

By:

Name:
Title:
Dated:

PGIM, INC.

By:
Vice President

[PRUDENTIAL AFFILIATE]

By:
Vice President

[ATTACH PURCHASER SCHEDULES]

Exhibit 3-2

EXHIBIT 4.3(a)

FORM OF OFFICER’S CERTIFICATE

OF

HENRY SCHEIN, INC.

I,                     , hereby certify that I am the                              of Henry Schein, Inc., a Delaware corporation (the “Company”), and that, as such, I have access to the Company’s records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Company, and I further certify as follows.

1. This Certificate is being delivered pursuant to Section 4.3(a) of that certain Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Shelf Agreement”), by and among the Company, PGIM, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto. The terms used in this certificate and not defined herein have the respective meanings specified in the Shelf Agreement.

2. The representations and warranties of the Company in Section 5 of the Shelf Agreement are correct in all material respects on and as of the date hereof (except with respect to Section 5.8 of the Shelf Agreement, as disclosed in the Company’s Quarterly Report on Form 10-Q or in the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission and provided to Prudential and each holder of Notes that is an Institutional Investor at least five Business Days prior to the date of such officer’s certificate) [(except to the extent of changes caused by the transactions herein contemplated)].

3. The Company has performed and complied in all material respects with all covenants and conditions contained in the Shelf Agreement required to be performed or complied with by it prior to or at the Closing.

4. After giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by the Request for Purchase relating to such Notes) no Default or Event of Default shall have occurred and be continuing.

5. Except as otherwise permitted pursuant to Section 10.2 of the Shelf Agreement, the Company has not (a) changed its jurisdiction of incorporation or organization; or (b) been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity prior to the Restatement Date, at any time following the date of the most recent financial statements referred to in Section 5.5 of the Shelf Agreement.

Exhibit 4.3(a)-1

I have executed this Certificate in the name and on the behalf of the Company on                     , 20        .

By:

Name:

Exhibit 4.3(a)-2

EXHIBIT 4.3(b)

FORM OF SECRETARY’S CERTIFICATE

OF

HENRY SCHEIN, INC.

I, [                    ], hereby certify that I am the duly elected, qualified and acting [Secretary][Assistant Secretary] of Henry Schein, Inc., a Delaware corporation (the “Company”), and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this certificate in the name and on behalf of the Company, and further certify in my capacity as such officer as follows. This certificate is being delivered pursuant to Section 4.3(b) of that certain Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Shelf Agreement”), by and among the Company, PGIM, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto. The terms used in this certificate and not defined herein have the respective meanings specified in the Shelf Agreement.

1.	(a) The Company is a company duly incorporated and validly existing under the laws of Delaware; (b) no petition has been presented nor order made by a court for the bankruptcy or suspension of payments of the Company and no resolution has been passed to voluntarily dissolve, merge or de-merge the Company; and (c) no receiver, administrator or similar officer has been appointed in respect of the Company or its assets.

2.	Attached hereto as Exhibit A is a true and correct copy of the resolutions of the Board of Directors of the Company, relating to the Shelf Agreement and the transactions contemplated therein, duly adopted on at which a quorum was present and acting throughout. Such resolutions are in full force and effect on and as of the date hereof, not having been amended, revoked or rescinded, and such resolutions are filed with the records of the Board of Directors of the Company.

3.	The Series [ ] Senior Notes were executed and delivered by the Company pursuant to and in accordance with the resolutions set forth in Exhibit A hereto.

4.	[Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company (together with amendments thereto), in full force and effect on and as of the date hereof, and prior to such date, inclusive, without any further modifications or amendments in any respect.] [The Certificate of Incorporation of the Company in the forms provided to PGIM, Inc. on [ ], 20[ ] have been in full force and effect from such date to and including the date hereof, without any further modifications or amendments in any respect.]

Exhibit 4.3(b)-1

5.	[Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company (together with amendments thereto), in full force and effect on and as of the date hereof, and prior to such date, inclusive, without any further modifications or amendments in any respect.] [The Bylaws of the Company in the forms provided to PGIM, Inc. on [ ], 20[ ] have been in full force and effect from such date to and including the date hereof, without any further modifications or amendments in any respect.]

6.	[Attached hereto as Exhibit D is the name, title and a copy of the specimen signature of each representative of the Company executing documents in connection with the Shelf Agreement. The specimen signature appearing opposite the name of each such person on Exhibit D is a copy of his or her genuine signature.][There has been no change to the name, title and specimen signature of certain persons authorized by the Company to execute documents on behalf of the Company in connection with the Shelf Agreement since [ ], the date of the delivery of a Secretary’s Certificate to PGIM, Inc. and the Series 2017-A Purchasers, and the signature appearing opposite the name of each such person, in each case, as provided to PGIM, Inc. and the Series 2017-A Purchasers as of [ ] is his or her genuine signature.]

Exhibit 4.3(b)-2

IN WITNESS WHEREOF, I have affixed hereto my signature this          day of [                    ], 20[        ].

By:
Name:
Title:	[Secretary][Assistant Secretary]

I,                         ,                         of the Company, herby certify that the signature above of                    , [Secretary][Assistant Secretary] of the Company is [his/her] genuine signature.

By:
Name:
Title:

Exhibit 4.3(b)-3

Exhibit A

Resolutions of the Board of Directors of the Company

Exhibit 4.3(b)-4

Exhibit B

Certificate of Incorporation of the Company

Exhibit 4.3(b)-5

Exhibit C

Bylaws of the Company

Exhibit 4.3(b)-6

EXHIBIT 4.3(b)

Exhibit D

Incumbency Certificate of the Company

TITLE	NAME OF OFFICER	SIGNATURE OF OFFICER

Exhibit 4.3(b)-7

EXHIBIT 4.4(a)

[FORM OF OPINION OF SPECIAL COUNSEL TO THE COMPANY]

The following opinions are to be provided by special counsel for the Company, subject to customary assumptions, definitions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in that certain Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 (the “Shelf Agreement”), between Henry Schein, Inc. (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.

The Company (i) is a company duly incorporated and validly existing under the laws of Delaware and (ii) has the corporate power and authority to execute and deliver the Shelf Agreement and the Notes, to perform the provisions thereof, and to conduct its business as, to such counsel’s knowledge, is currently conducted.

[Each Subsidiary Guarantor (i) is a [•]12 duly [incorporated][formed] and validly existing under the laws of its jurisdiction of organization and (ii) has all requisite [•]13 power and authority to execute and deliver its Subsidiary Guarantee and to perform the provisions thereof.]14

The Shelf Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

The Notes issued on the Closing Date with respect to which the opinion is being delivered, have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Each Subsidiary Guarantee executed on the Closing Day with respect to which the opinion is being delivered, has been duly authorized, executed and delivered by the applicable Subsidiary Guarantor and constitutes a legal, valid and binding agreement of that Subsidiary Guarantor, enforceable against that Subsidiary Guarantor in accordance with its terms.

Assuming the accuracy of the representations and warranties of the Purchasers in Section 6 of the Shelf Agreement (and, for this purpose, excluding any materiality or other similar qualifications set forth therein), no consent, approval or authorization of, or registration, filing or declaration with, any federal or New York court or governmental agency, body or authority or administrative agency, or with any Delaware court or arbitrator or governmental or regulatory authority in each case pursuant to the DGCL by the Company or any Subsidiary Guarantor is required in connection with the execution, delivery or performance by the Company of the Shelf Agreement or the Notes or in connection with the execution, delivery or performance by any Subsidiary Guarantor of its Subsidiary Guarantee except such as have been or will be obtained and made on or prior to the Closing Date.

[12]	Insert appropriate range of entities (e.g. corporation, limited liability company, etc.).
[13]	Insert appropriate range of entities (e.g. corporation, limited liability company, etc.).
[14]	Opinion regarding Subsidiary Guarantors will be limited to only those Subsidiary Guarantors at such Closing Date organized in a jurisdiction in which Proskauer is admitted to practice. Any Subsidiary Guarantor not addressed by such opinion shall, upon request by the Required Holders, be delivered by the Company’s local counsel authorized to practice in the jurisdiction of organization of such Subsidiary Guarantor.

Exhibit 4.4(a)-1

No (i) registration under the Securities Act of 1933, as amended, of the Notes or the Subsidiary Guarantees thereof or (ii) qualification of an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, is required for the offering, sale and delivery of the Notes purchased by the Purchaser as contemplated by the Shelf Agreement, assuming (a) the accuracy of the Purchaser’s representations contained in Section 6 of the Shelf Agreement (and, for this purpose, excluding any materiality or other similar qualifications set forth therein) and (b) the accuracy of the Company’s representations in Section 5 of the Shelf Agreement (and, for this purpose, excluding any materiality or other similar qualifications set forth therein).

The execution, delivery and performance by the Company of the Shelf Agreement and the Notes and the execution, delivery and performance by the Subsidiary Guarantors of their Subsidiary Guarantees do not and will not (i) breach any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement or instrument listed on Annex B15 to such opinion, (ii) violate the provisions of the Charter or By-laws of the Company or (iii) violate the laws of the State of New York, the Delaware General Corporation Law or any federal statute, rule or regulation of the United States of America or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority known to such counsel, applicable to the Company.

The Company is not an “investment company” or, to the knowledge of such counsel, a Person “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Neither the issuance and sale of the Notes and the Subsidiary Guarantees, on the Closing Date with respect to which the opinion is being delivered, nor the application of the proceeds thereof by the Company in a manner consistent with the requirements of the Note Purchase Agreement will violate Regulation T, U or X of the Board of Governors of the United States Federal Reserve System, 12 CFR, Part 220, Part 221 and Part 224, respectively.

[15]	Such Annex B to include, among other things, each Principal Credit Facility and each other agreement for material Indebtedness of the Company and any of its Subsidiaries.

Exhibit 4.4(a)-2

EXHIBIT 4.4(b)

[FORM OF OPINION OF SPECIAL COUNSEL TO THE PURCHASERS]

The following opinions are to be provided by special counsel to the Purchasers, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings ascribed thereto in that certain Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 (the “Shelf Agreement”), between Henry Schein, Inc. (the “Company”), on the one hand, and PGIM, Inc. (“Prudential”) and each Prudential Affiliate which becomes party thereto, on the other hand.

Each of the Shelf Agreement, the Request for Purchase, the Confirmation of Acceptance and the Notes constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms. Each Subsidiary Guarantee constitutes a legal, valid and binding obligation of the respective Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

No consents, approvals or authorizations of Governmental Authorities of the State of New York or the United States of America are required under the laws of the United States of America or the State of New York on behalf of the Company or any Subsidiary Guarantor in connection with (a) the execution and delivery by the Company or any Subsidiary Guarantor of the documents to which it is a party, or (b) the offer, issuance, sale and delivery of the Notes by the Company.

Each Chosen-Law Provision is enforceable in accordance with New York General Obligations Law section 5-1401, as applied by a New York State court or a federal court sitting in New York and applying New York choice of law principles.

Under the circumstances contemplated by the Shelf Agreement, the Request for Purchase, the Confirmation of Acceptance and the Notes, it is not necessary to register the offer and sale of the Notes or the Subsidiary Guarantees under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the issuance of the Notes under the Trust Indenture Act of 1939, as amended.

Exhibit 4.4(b)-1

EXHIBIT 4.10

FORM OF CONFIRMATION OF SUBSIDIARY GUARANTEE

Reference is made to the several Subsidiary Guarantees made by each of the undersigned (each a “Subsidiary Guarantor”) in favor of the holders of the Shelf Notes described therein (each as amended, restated, supplemented or otherwise modified from time to time, a “Subsidiary Guarantee” and collectively, the “Subsidiary Guarantees”).

Notwithstanding that such consent is not required under the Subsidiary Guarantees, each of the Subsidiary Guarantors hereby consents to the execution and issue by the Company of its [•]% Series [•] Senior Notes, due [•] (the “Series [•] Notes”) pursuant to the Second Amended and Restated Multicurrency Private Shelf Agreement, dated as of June 29, 2018 between Henry Schein, Inc., on the one hand, and PGIM, Inc. and each Prudential Affiliate which becomes party thereto, on the other hand (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Shelf Agreement”), which Series [•] Notes will be guaranteed by such Subsidiary Guarantor under its Subsidiary Guarantee. As a material inducement to the Purchasers of the Series [•] Notes to consummate the purchase of the Series [•] Notes under the Shelf Agreement, each of the Subsidiary Guarantors respectively (i) acknowledges and confirms the continuing existence, validity and effectiveness of its Subsidiary Guarantee, including, without limitation, with respect to the Series [•] Notes, and (ii) agrees that the issuance of the Series [•] Notes shall not in any way release, diminish, impair or reduce its obligations under its Subsidiary Guarantee.

Terms used herein that are defined in the Shelf Agreement and are not otherwise defined herein shall have the meanings given in the Shelf Agreement.

[SUBSIDIARY GUARANTORS]

By:
Name:
Title:

Exhibit 4.10-1

EXHIBIT 9.8

[FORM OF] SUBSIDIARY GUARANTEE

Dated as of [•], 20[•]

of

[Name of SUBSIDIARY GUARANTOR]

Exhibit 9.8-1

SUBSIDIARY GUARANTEE

THIS SUBSIDIARY GUARANTEE, dated as of [•], 20[•] (this “Guarantee Agreement”), is made by [•], a [•]16 (the “Guarantor”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

PRELIMINARY STATEMENTS:

I. Henry Schein, Inc., a Delaware corporation (the “Company”), has entered into a Second Amended and Restated Multicurrency Private Shelf Agreement dated as of June 29, 2018 (as amended, modified, supplemented or restated from time to time, the “Shelf Agreement”) with PGIM, Inc. and each Prudential Affiliate which becomes a party thereto from time to time (such Prudential Affiliates, the “Purchasers”). Capitalized terms used herein have the meanings specified in the Shelf Agreement unless otherwise defined herein.

II. The Shelf Agreement provides for, among other things, (i) the issue and sale to the Series 2010 Purchasers of the Company’s 3.79% Series 2010-A Senior Notes due September 2, 2020, in the original aggregate principal amount of $50,000,000 (together with any and all other notes for which such notes, or any successor notes, may be substituted or exchanged, all as may be amended, restated, replaced or otherwise modified from time to time, the “Series 2010-A Notes”), (ii) the issue and sale to the Series 2012-A Purchasers of the Company’s 3.45% Series 2012-A Senior Notes due January 20, 2024, in the original aggregate principal amount of $50,000,000 (together with any and all other notes for which such notes, or any successor notes, may be substituted or exchanged, all as may be amended, restated, replaced or otherwise modified from time to time, the “Series 2012-A Notes”), (iii) the issue and sale to the Series 2012-B Purchasers of the Company’s 3.00% Series 2012-B Senior Notes due December 24, 2024, in the original aggregate principal amount of $50,000,000 (together with any and all other notes for which such notes, or any successor notes, may be substituted or exchanged, all as may be amended, restated, replaced or otherwise modified from time to time, the “Series 2012-B Notes”), (iv) the issue and sale to the Series 2014-A Purchasers of the Company’s 3.19% Series 2014-A Senior Notes due June 2, 2021, in the original aggregate principal amount of $50,000,000 (together with any and all other notes for which such notes, or any successor notes, may be substituted or exchanged, all as may be amended, restated, replaced or otherwise modified from time to time, the “2014-A Notes”), (v) the issue and sale to the Series 2017-A Purchasers of the Company’s 3.42% Series 2017-A Senior Notes due June 16, 2027, in the original aggregate principal amount of $50,000,000 (together with any and all other notes for which such notes, or any successor notes, may be substituted or exchanged, all as may be amended, restated, replaced or otherwise modified from time to time, the “Series 2017-A Notes”), (vi) the issue and sale to the Series 2018-A Purchasers of the Company’s 3.32%

[16]	Insert appropriate form of entity (e.g. corporation, limited liability company, etc.).

Exhibit 9.8-2

Series 2018-A Senior Notes due January 2, 2028, in the original aggregate principal amount of $50,000,000 (together with any and all other notes for which such notes, or any successor notes, may be substituted or exchanged, all as may be amended, restated, replaced or otherwise modified from time to time, the “Series 2018-A Notes”), and (vii) the issue and sale from time to time of additional senior promissory notes of the Company in the aggregate principal amount from time to time provided for therein (together with any and all other notes for which such notes, or any successor notes, may be substituted or exchanged, all as may be amended, restated, replaced or otherwise modified from time to time, the “Shelf Notes” and, together with the Series 2010-A Notes, the Series 2012-A Notes, the Series 2012-B Notes, the Series 2014-A Notes, the Series 2017-A Notes and the Series 2018-A Notes, collectively, the “Notes”).

III. Pursuant to the Shelf Agreement, the Company is required or has chosen to cause the Guarantor to deliver this Guarantee Agreement to the holders.

IV. The Guarantor has received and will receive direct and indirect benefits from the financing arrangements contemplated by the Shelf Agreement. The [Board of Directors] of the Guarantor has determined that the incurrence of such obligations is in the best interests of the Guarantor.

NOW THEREFORE, in compliance with the Shelf Agreement, and in consideration of, the execution and delivery of the Shelf Agreement and the purchase of the Notes by each of the Purchasers, the Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

1. GUARANTEE; INDEMNITY.

1.1 GUARANTEE. The Guarantor hereby irrevocably and unconditionally guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, any Acquisition Spike and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Shelf Agreement or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guarantee in the preceding sentence is an absolute, present and continuing guarantee of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Shelf

Exhibit 9.8-3

Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. The Guarantor agrees that the Notes issued in connection with the Shelf Agreement may (but need not) make reference to this Guarantee Agreement.

The Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by the Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guarantee Agreement, the Notes, the Shelf Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guarantee Agreement, the Notes, the Shelf Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guarantee Agreement.

The Guarantor hereby acknowledges and agrees that the Guarantor’s liability hereunder is joint and several with any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Shelf Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guarantee Agreement, the holders (by their acceptance of any Note) and the Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to the Guarantor, then this Guarantee Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of the Guarantor or any holder and shall be deemed to have been automatically consented to by the Guarantor and each holder. The Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of the Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to the Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render the Guarantor’s liability under this Guarantee Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

1.2 INDEMNITY. The Guarantor hereby further agrees that if, for any reason, any amount claimed by a holder of the Notes under this Guarantee Agreement is not recoverable on the basis of a guarantee, it will be liable as a principal debtor and primary obligor to indemnify that holder of the Notes against any cost, loss or liability it incurs as a result of the Company not paying any amount expressed to be payable by it under the Notes, the Shelf Agreement or otherwise on the date when it is expressed to be due. The amount payable by the Guarantor under this Section 1.2 will not exceed the amount it would have had to pay under Section 1.1 if the amount claimed had been recoverable on the basis of a guarantee.

Exhibit 9.8-4

2.	OBLIGATIONS ABSOLUTE.

The obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Shelf Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Shelf Agreement or any other instrument referred to therein (it being agreed that the obligations of the Guarantor hereunder shall apply to the Notes, the Shelf Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Shelf Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to the Guarantor or to any subrogation, contribution or reimbursement rights the Guarantor may otherwise have. The Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

3.	WAIVER.

The Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Shelf Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against the Guarantor, including, without limitation, presentment to or demand for payment from the Company or the Guarantor with respect to any Note, notice to the Company or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce,

Exhibit 9.8-5

assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Shelf Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor or in any manner lessen the obligations of the Guarantor hereunder.

4.	OBLIGATIONS UNIMPAIRED.

The Guarantor authorizes the holders, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Shelf Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Shelf Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Shelf Agreement or any other instrument referred to therein, for the performance of this Guarantee Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors; (f) to exercise or refrain from exercising any rights against the Company and others; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, the Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, the Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guarantee Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Shelf Agreement, and the Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

5.	SUBROGATION AND SUBORDINATION.

(a) The Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guarantee Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guarantee Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

Exhibit 9.8-6

(b) The Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to the Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by the Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guarantee Agreement.

(c) If any amount or other payment is made to or accepted by the Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guarantee Agreement.

(d) The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Shelf Agreement and that its agreements set forth in this Guarantee Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

6.	REINSTATEMENT OF GUARANTEE.

This Guarantee Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

7.	RANK OF GUARANTEE.

The Guarantor will ensure that its payment obligations under this Guarantee Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Guarantor now or hereafter existing.

Exhibit 9.8-7

8.	REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

The Guarantor represents and warrants to each holder as follows:

8.1 ORGANIZATION; POWER AND AUTHORITY. The Guarantor is a [•], duly organized, validly existing and in good standing under the laws of its jurisdiction of [•], and is duly qualified as a foreign [•], where legally applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor has the [•]17 power and authority, in all material respects, to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts, to execute and deliver this Guarantee Agreement and to perform the provisions hereof.

8.2 AUTHORIZATION, ETC. This Guarantee Agreement has been duly authorized by all necessary [•]18 action on the part of the Guarantor, and this Guarantee Agreement constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8.3 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Guarantor of this Guarantee Agreement will not

(a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any of its Subsidiaries under, (i) the organizational documents of the Guarantor or (ii) any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other Material agreement or instrument to which the Guarantor or any of its Subsidiaries is bound or by which the Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected;

(b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any of its Subsidiaries;

[17]	Insert appropriate form of action (e.g. corporate, limited liability company, etc.).
[18]	See preceding Note.

Exhibit 9.8-8

(c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any of its Subsidiaries;

except for any such contravention, breach, default, creation of a Lien, conflict or violation described in any of clauses (b), and (c) above which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

“Governmental Authority” means (x) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which the Guarantor or any of its Subsidiaries conducts all or a material part of its business, or which asserts jurisdiction over any properties of the Guarantor or any of its Subsidiaries, or (y) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

8.4 GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guarantee Agreement.

8.5 INFORMATION REGARDING THE COMPANY. The Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. No holder shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders. The Guarantor has executed and delivered this Guarantee Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

8.6 SOLVENCY. Upon the execution and delivery hereof, the Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

8.7 PARI PASSU. All obligations and liabilities of the Guarantor under this Guarantee Agreement will rank in right of payment at least pari passu without preference or priority with all other outstanding unsecured and unsubordinated present Indebtedness of the Guarantor.

Exhibit 9.8-9

9.	TERM OF GUARANTEE AGREEMENT.

This Guarantee Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and the Issuance Period under the Shelf Agreement shall have expired or otherwise terminated and shall be subject to reinstatement pursuant to Section 6; provided that this Guarantee Agreement may be terminated in accordance with, and pursuant to, Section 9.8(d) or Section 9.8(e) of the Shelf Agreement.

10.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guarantee Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Guarantee Agreement shall be deemed representations and warranties of the Guarantor under this Guarantee Agreement. Subject to the preceding sentence, this Guarantee Agreement embodies the entire agreement and understanding between each holder and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

11.	AMENDMENT AND WAIVER.

11.1 REQUIREMENTS. Except as otherwise provided in the fourth paragraph of Section 1.1 of this Guarantee Agreement, this Guarantee Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1.1 or any of Section 1.2 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 9 or 11 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of the Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guarantee Agreement) will be effective as to any holder unless consented to by such holder in writing.

11.2 SOLICITATION OF HOLDERS OF NOTES.

(a) Solicitation. The Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

Exhibit 9.8-10

(b) Payment. The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

11.3 BINDING EFFECT. Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders and is binding upon them and upon each future holder and upon the Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guarantee Agreement” and references thereto shall mean this Guarantee Agreement as it may be amended, modified, supplemented or restated from time to time.

11.4 NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guarantee Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

12.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a) if to the Guarantor, to [•], or such other address as the Guarantor shall have specified to the holders in writing, or

(b) if to any holder, to such holder at the addresses specified for such communications set forth in such holder’s Confirmation of Acceptance, or such other address as such holder shall have specified to the Guarantor in writing.

Exhibit 9.8-11

13.	MISCELLANEOUS.

13.1 SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Guarantee Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.

13.2 SEVERABILITY. Any provision of this Guarantee Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

13.3 CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guarantee Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guarantee Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guarantee Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

13.4 FURTHER ASSURANCES. The Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guarantee Agreement.

13.5 GOVERNING LAW. This Guarantee Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

13.6 JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.

(a) Each of the Guarantor and each holder irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guarantee Agreement. To the fullest extent permitted by applicable law, each of the Guarantor and each holder of Notes irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Exhibit 9.8-12

(b) Each of the Guarantor and each holder consents to process being served by or on behalf of such Guarantor or any holder, as applicable, in any suit, action or proceeding of the nature referred to in Section 13.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or at such other address of which such holder shall then have been notified pursuant to Section 12. Each of the Guarantor and each holder agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 13.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE GUARANTOR AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTEE AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

13.7 REPRODUCTION OF DOCUMENTS; EXECUTION. This Guarantee Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced. The Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 13.7 shall not prohibit the Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the signature page of the Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

Exhibit 9.8-13

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date and year first above written.

[Name of Guarantor]

By:
Name:
Title:

Exhibit 9.8-14

SCHEDULE 5.4

RESTRICTIVE AGREEMENTS

Receivables securitization facility among Henry Schein, Inc., HSFR, Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., dated April 17, 2013, as amended.

Schedule 5.4-1

SCHEDULE 10.1

TRANSACTIONS WITH AFFILIATES

None.

Schedule 10.1-1

SCHEDULE 10.5

EXISTING LIENS

		Amount USD[19]
Marrodent Sp. z o.o.	Capital Lease	303,974
Dental Trey S.r.l.	Capital Lease	2,976,120
Dental Cremer Produtos Odontológicos S.A.	Capital Lease	262,335
Butler Animal Health Supply, LLC (d.b.a. Henry Schein Animal Health)	Capital Lease	155,911
Henry Schein S.R.O.	Capital Lease	399
Medivet S.A.	Capital Lease	346,027
Provet Pty Ltd/ProvetNZ Pty Ltd	Capital Lease	38,980
Vet Quip Pty Ltd	Capital Lease	37,224
Scil Animal Care Company France s.a.r.l.	Capital Lease	458,645
Vettec Produtos Agropecuarios Ltda	Capital Lease	148,889
Henry Schein Veterinary Solutions, LLC	Capital Lease	1,116
BioHorizons Implant Systems, Inc.	Capital Lease	208,095
Several Entities	Security Deposit	195,947
Henry Schein Canada, Inc.	Int’l L/C	3,870
Henry Schein Austria GmbH	Int’l L/C	244,716
Henry Schein Australia Pty Limited/Henry Schein Regional Pty Ltd as the Trustee for The Henry Schein Regional Trust	Int’l L/C	3,389,732

Grand Total		8,771,980

[19]	As of March 31, 2018.

Schedule 10.5-1

SCHEDULE 10.6

EXISTING INDEBTEDNESS

SUBSIDIARY INDEBTEDNESS

Amount USD[20]
Butler Animal Health Supply, LLC (d.b.a. Henry Schein Animal Health)	23,000,000
The Dental Warehouse Proprietary Limited	2,529,493
Henry Schein Trading (Shanghai) Ltd.	8,792,416
Henry Schein Hemao Guangzhou Medical Device Co., Ltd.	794,673
Accord Corporation Limited	2,027,696
Henry Schein Shvadent (2009) LTD	2,478,158
Confidential Entity	5,095,487
Grand Total	44,717,923

[20]	As of March 31, 2018.

Schedule 10.6-1